Exhibit 10.4



                        DATED THIS 26TH DAY OF JULY 2000

   (1) THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN COLUMN 1 OF PART 1
                                  OF SCHEDULE 1


       (2) THE PERSONS WHERE NAMES AND ADDRESSES ARE SET OUT IN PART 2 OF
                                   SCHEDULE 1


                        (3) UNITED WASTE IRELAND LIMITED

                            (4) THERMO TERRATECH INC.





                   AGREEMENT FOR THE SALE AND PURCHASE OF THE
                   WHOLE OF THE ISSUED SHARE CAPITAL OF GREEN
                            SUNRISE HOLDINGS LIMITED






                                BCM HANBY WALLACE
                                   Solicitors

                                  1 High Street
                                    Dublin 8
                              Tel: + 353 1 6056900
                              Fax: + 353 1 6056966
                                  DX 18 DUBLIN
                         Email: info@bcmhanbywallace.com
                             www.bcmhanbywallace.com

              THIS AGREEMENT is made on 26th July 2000 BETWEEN

(1)  THE PERSONS  WHOSE NAMES AND ADDRESSES ARE SET OUT IN Column 1 of Part 1 of
     Schedule 1 (together the "Vendors" and each a "Vendor") AND

(2)  THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN Part 2 of Schedule 1.
AND

(3) UNITED WASTE IRELAND LIMITED a company incorporated under the laws of Ireland having its registered office at 33 Elm Road, Donnycarney, Dublin 9 (hereinafter called the "Purchaser")

(4) THERMO TERRATECH INC. a company incorporated under the laws of the State of Delaware, having its principal office at 81 Wynor Street, Waltham, MA 02454, USA.

WHEREAS:-

A. Green Sunrise Holdings Limited (the "Company") is a private limited company incorporated in Ireland under the Company Acts 1963-1999 on 16th February 1996 under registration number 241574 with its registered office at Murphystown Road, Sandyford, Co. Dublin

B. The Company has an authorised share capital of IR(pound)100,000 divided into 100,000 Ordinary Shares of IR(pound)1 each of which 32,105 Ordinary Shares are issued credited as fully paid up.

C. The Vendors are the beneficial owners of all of the issued shares in the Company, in the proportions set out in Column 2 of Part 1 of Schedule 1, which they have agreed to sell and which the Purchaser has agreed to purchase on the terms and subject to the conditions of this Agreement.

D. The Vendors and the Warrantors (as hereinafter defined) have made representations to the Purchaser in the terms, inter alia, of the representations, warranties and undertakings set out in Schedule 2 with the intention that the Purchaser should rely upon such representations, undertakings and warranties in entering into this Agreement.

NOW  IT IS HEREBY AGREED as follows:-

1.    Interpretation

1.1  Definitions

     In this Agreement and in the Schedules unless the context otherwise requires or unless otherwise specified:- "Accounts" means the consolidated audited balance sheet of the Companies as at the Accounts Date and the audited profit and loss account of the Companies for the accounting period ended on the Accounts Date and all notes thereto and the directors' report and auditors' report and all other documents and statements annexed thereto, copies of which are annexed as Annexure A;


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     "Accounts Date" means 31 December 1999;

     "ACT" means advance corporation tax;

     "Business" means the respective businesses of the Companies as carried on at Completion;

     "Business Day" means a day (other than a Saturday or Sunday) on which clearing banks are generally open for business in Ireland;

     "the Clancy Supplemental Agreement" means the supplemental agreement of even date herewith to be entered into upon signing of this Agreement between Mr Seamus Clancy and the Purchaser.

     "Collateral Agreements" means the Greenstar Purchase Agreement, the Service Agreements, the Deed of Tax Covenant;

     "Companies" means the Company and each of Greenstar Products Limited, Scaffco IPR Limited, Pipe & Drain Services Limited, A Autorod Limited, Greenstar Recycling Limited, Green Sunrise Industries Limited, Dempsey Drums Limited, Watco Ireland Limited, Ecotechniek Ireland Limited);

     "Companies Acts" means the Companies Acts, 1963 to 1999 and all orders and regulations made thereunder or made under the European Communities Act, 1972 and intended to be construed as one with the Companies Acts, 1963 to 1999;

     "Completion" means completion of the matters relating to the sale and purchase of the Shares hereunder pursuant to clause 5;

     "Completion Date" means 26 July 2000;

     "Confidential Information" means all information not in the public domain used in or otherwise relating to the organisation, business, personnel, suppliers, customers, financial or other affairs of each of the Companies including information relating to:-

     (i) the marketing of any products or services including customer names and lists and any other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials; and

     (ii) future  projects,   business   development  or  planning,   commercial
          relationships and negotiations;

     "Connected Person" in relation to a person means any person who is connected with that person by virtue of Section 10 of the TCA;

     "Consideration" means the total purchase consideration  specified in clause
     3.1 by reference to the Supplemental Agreements as being payable for the Shares by the Purchaser;

     "Continuing Directors" means Seamus Clancy and Paul Dempsey;

     "Deed of Tax Covenant" means the deed of tax covenant to be entered into on Completion, in accordance with the terms of this Agreement, by the Warrantors, and the Purchaser in the form set out in Schedule 3;

     "Dempsey Supplemental Agreement" means the supplemental agreement of even date herewith to be entered into upon signing of this Agreement between Mr Paul Dempsey and the Purchaser.

     "Directors" means the several persons, being all the directors of the Company at the date hereof, whose names and addresses are set out as such in Part 1 of Schedule 4;

     "Disclosure Letter" means the letter and its annexures of even date herewith from the Warrantors to the Purchaser disclosing information constituting exceptions to the Warranties;

     "Encumbrance" means:-

     (i) any adverse claim or right or third party right or other right or interest;

     (ii) any equity;

     (iii)any option or right of pre-emption or right to acquire or right to restrict;

     (iv) any  mortgage,  charge,  assignment,   hypothecation,   pledge,  lien,
          encumbrance or security interest or arrangement of whatsoever nature;

     (v)  any reservation-of-title; or

     (vi) any hire purchase, lease or instalment purchase agreement;

     "Environmental Reports" means the reports investigating environmental matters relating to the sites occupied by Dempsey Drums Limited at Oriel Street, Dublin disclosed in the Disclosure Letter.

     "Environmental Warranty" means Warranty 21 set out in Part 2 of Schedule 2.

     "Executives" means Mr. Seamus Clancy and Mr. Paul Dempsey.

     "Greenstar Products Limited" means Greenstar Products Limited registered number 217630.

     "Greenstar Purchase Agreement" a share purchase agreement of even date between the Persons whose names and addresses are set out in Schedule 1 and the Purchaser relating to the acquisition of the entire issued ordinary share capital of Greenstar Products Limited;

     "Group Companies" means the Companies including Greenstar Products Limited;

     "Group Company" means any one of the Group Companies;

     "Intellectual Property" means any and all patents, registered trademarks, registered designs, applications for any of the foregoing, trade and business names, unregistered trademarks, logos, know-how, trade secrets, copyrights, rights in designs, inventions, rights under licences and consents in relation to any such rights, and rights of the same or similar effect or nature, together with all goodwill attaching or relating thereto, in any part of the world (whether or not capable of protection by registration);

     "Management Accounts" means the unaudited balance sheet of the Company incorporating management accounts for each of the Companies as at the Management Accounts Date and the unaudited profit and loss account of the Company and Greenstar Products Limited for the period ended on the Management Accounts Date, copies of which are annexed as Annexure B;

     "Management Accounts Date" means 30 June 2000

     "PDQ Supplemental Agreement" means the supplemental agreement of even date herewith to be entered into upon signing of this Agreement between PDQ Consultants Limited and the Purchaser.

     "Pension Schemes" means all existing pension schemes of or operated by or in relation to the Companies full particulars of which are set out in the Disclosure Letter;

     "Pounds", "IR(pound)" and "(pound)" means the lawful currency of Ireland;

     "Properties" means the properties of the companies, particulars of which are set out in [Schedule [ ] of the Disclosure Letter];

     "Purchaser's Solicitors" means BCM Hanby Wallace, 1 High Street, Dublin 8.

     "Service Agreements" means the contracts of employment in the agreed form;

     "Shares" means the [32,105] Ordinary Shares of IR(pound)1 each in the capital of the Company beneficially owned by the Vendors in the proportions set out in Column 2 of Part 1 of Schedule 1 to be purchased by the Purchaser hereunder;

     "Subsidiary Shares" means the shares beneficially owned by the persons named in Part 3 of Schedule 1 to be purchased by the Purchaser hereunder;

     "Supplemental Agreements" means the Clancy Supplemental Agreement, the Dempsey Supplemental Agreement, the PDQ Supplemental Agreement and the Thermo Supplemental Agreement.

     "Tax" or "Taxation" means within Ireland, income tax, corporation tax, advance corporation tax, capital gains tax, capital acquisitions tax, inheritance tax, capital transfer tax, deposit interest retention tax, gift tax, value added tax, dividend withholding tax, probate tax, sales tax, customs and other import and export duties, excise tax, wealth tax, property tax, residential property tax, vehicle registration tax, rates, pay-related social insurance pay as you earn tax, withholding tax (whether in respect of any payments or otherwise), and any other taxes, levies, duties, charges, surcharges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them, together with all and any penalties, interest, fines and charges relating to any of them or to any failure to file any return required for the purposes of any of them;

     "TCA" means the Taxes Consolidation Act, 1997;

     "Thermo" means Thermo Eurotech Ireland Limited;

     "Thermo Supplemental Agreement" means the supplemental agreement of even date herewith to be entered into upon signing of this Agreement between Thermo Eurotech Ireland Limited and the Purchaser.

     "Vendors' Solicitors" means Matheson Ormsby Prentice Solicitors in respect of PDQ Consultants Limited, Seamus Clancy and Paul Dempsey, and William Fry Solicitors in respect of Thermo Eurotech Ireland Limited;

     "Warranties" means the representations, warranties and undertakings set out in Part 1 and Part 2 of Schedule 2; and

     "Warrantors" means the Vendors and each of the other persons where names and addresses are set out in Part 2 of Schedule 1.

1.2   Interpretation Generally

     In this Agreement and in the Schedules, unless the context otherwise requires or unless otherwise specified:-

     1.2.1        any reference to any  statute,  statutory  provision or to any order or regulation shall be construed as a reference to that statute, provision, order or regulation as extended, modified or replaced from time to time before the date of this Agreement and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom (before the date of this Agreement);

      1.2.2 words denoting any gender include all genders and words denoting the singular include the plural and vice versa;

      1.2.3 all references to recitals, clauses, paragraphs, schedules and annexures are to recitals in, clauses and paragraphs of and schedules and annexures to this Agreement;

      1.2.4 headings are for convenience only and shall not affect the interpretation of this Agreement;

      1.2.5 words such as "hereunder", "hereto", "hereof" and "herein" and other words commencing with "here" shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular section, clause or paragraph hereof;

      1.2.6 in construing this Agreement general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words and any reference to the word "include" or "including" is to be construed without limitation;

      1.2.7 any reference to "Agreement" or any other document or to any specified provision of this Agreement or any other document is to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document;

      1.2.8 any reference to a person shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

      1.2.9 any reference to a person includes his successors, personal representatives and permitted assigns;

      1.2.10 any reference to a breach of any of the Warranties shall be construed as including reference to any matter not being in all respects as represented by the Warranties and to any of the Warranties being inaccurate or untrue or misleading in any respect;

      1.2.11 any statement, representation, warranty or undertaking in this Agreement or the Disclosure Letter which is qualified by the expression "to the best of the knowledge, information and belief of the Warrantors" or "so far as the Warrantors are aware" or any similar expression shall be deemed to include a
                  warranty  given   severally by  the   Warrantors   that  such
                  statement, representation, warranty or undertaking has been made and any information known or which after such reasonable enquiry having regard to the subject matter of the warranty in question enquiry would have been known by any of the Companies or its board of directors shall be deemed to be known by the Warrantors;

      1.2.12 "writing" or any similar expression includes transmission by facsimile;

      1.2.13 any reference to a document being in the "agreed form" means in relation to that document The draft of that document which has been initialled by each of the Vendors' Solicitors and the Purchaser's Solicitors by way of identification;

      1.2.14 if any action or duty to be taken or performed under any of the provisions of this Agreement would fall to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the Business Day next following such day;

      1.2.15      all references to time are references to Irish time; and

      1.2.16 for the avoidance of doubt, any reference to Ireland does not include Northern Ireland.

1.3 The parties have participated jointly in the negotiating and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any of the provisions of this Agreement.

1.4   Schedules

      The contents of the Schedules form an integral part of this Agreement and shall have as full effect as if they were incorporated in the body of this Agreement and the expressions "this Agreement" and "the Agreement" as used in any of the Schedules shall mean this Agreement and any reference to "this Agreement" shall be deemed to include the Schedules.

1.5   Liability

      All representations, warranties, covenants, undertakings, agreements and obligations given or entered into by the Vendors hereunder are given or entered into severally but not jointly and the act or default of any of the Vendors shall be deemed to be the act or default (as the case may be) of all of the Vendors.

1.6   Warranties

      Unless the context otherwise requires or unless otherwise specified, for the purpose of construction of the Warranties, insofar as any of the Companies carry on any part of their respective businesses outside Ireland, the references to any statutory provision enacted or accounting principles applying in Ireland shall be deemed to include references to any corresponding or equivalent provision in the local legislation in force or generally accepted accounting principles applying where any of the Companies so carry on business and the references to any governmental or administrative authority or agency shall include references to the equivalent local government or administrative authority or agency.

2.    Sale and Purchase of the Shares

2.1 On the terms and subject to the conditions of this Agreement, the Vendors as beneficial owners hereby agree to sell or procure to be sold, and the Purchaser, in reliance upon, inter alia, the Warranties, hereby agrees to purchase at Completion, the Shares free from all Encumbrances and with the benefit of all rights of whatsoever nature attaching or accruing to the Shares including all rights to any dividends and distributions declared, paid or made in respect of the Shares on or after the date of this Agreement.

2.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares and the purchase of all of the shares the sale of which is contemplated in the Greenstar Products Agreement is completed simultaneously in accordance with the provisions of this Agreement and the Greenstar Products Agreement and in accordance with each of the Supplemental Agreements.

2.3 The persons named in part 3 of Schedule 1 as holding the Subsidiary Shares shall on Completion transfer free from any encumbrance to the Purchaser the Subsidiary Shares with the benefit of all rights of whatsoever nature attaching or accruing to theSubsidiary Shares including all rights to any dividends on distributions declared paid or made in respect of the Shares on or after the date of this Agreement.

2.4 Each of the Vendors hereby waives any and all pre-emption rights which he may have in relation to the sale of any of the Shares or Subsidiary Shares to the Purchaser hereunder whether arising under the articles of association of the Company or otherwise.

3.    Purchase Consideration

3.1 The purchase consideration for the purchase of the Shares shall be payable by the Purchaser to the Vendors subject to and in accordance with the terms of each of the Supplemental Agreements.

3.2 The Consideration shall be reduced or shall be deemed to have been reduced by the amount, if any, paid to the Purchaser or the Company under the Deed of Tax Covenant or in respect of any claim by the Purchaser for breach of any of the Warranties or terms of this Agreement or the Supplemental Agreements or the Collateral Agreements.

3.3 Each of the parties to each of the Supplemental Agreements hereby acknowledge that the terms of each Supplemental Agreement is private and confidential as between the respective parties thereto and further acknowledges and confirms that the terms contained in each such Supplemental Agreement may and do differ from the terms contained in any other Supplemental Agreement and each of the parties other than the Purchaser hereby waives any and all claims each or any of them may have whether against each other or the Purchaser arising directly or indirectly from the fact that the terms contained in any Supplemental Agreement are not identical to the terms of any other Supplemental Agreement.

3.4   The  consideration   payable  on  Completion  to  the  Purchaser  for  the
      Subsidiary Shares shall in aggregate be the sum of IR(pound)1.

4.    Completion

4.1 Subject to the provisions of clause 4, Completion of the sale and purchase of the Shares shall take place at the offices of the Purchaser's Solicitors on the Completion Date and at Completion the Vendors shall:-

      4.1.1 where any of the Vendors is a corporate body, deliver to the Purchaser evidence, to the Purchaser's satisfaction, of the authority of any person or persons executing or attesting the execution of this Agreement and any other document on its behalf to do so;

      4.1.2 deliver to the Purchaser and/or its nominees duly executed share transfers in respect of the Shares together with the relevant certificates (or, in the case of any share certificates found to be missing, an indemnity, in a form satisfactory to the Purchaser);

      4.1.3 deliver to the Purchaser, in a form satisfactory to it, powers of attorney executed under seal by the registered holders of the Shares conferring on the Purchaser or such person as may be nominated by it the entitlement to exercise all rights exercisable by the registered holders thereof;

      4.1.4 deliver to the Purchaser such waivers or consents as are necessary to enable the Purchaser and/or its nominees to be registered as the holders of the Shares;

      4.1.5 deliver to the Purchaser in relation to each of the Companies the statutory books, records and registers (complete and duly written up-to-date), the common seals, the certificates of incorporation, any certificates of incorporation on change of name and all documents, contracts, licences, agreements, insurance policies, records, papers, correspondence files and books of trading and account of each of the Companies;

      4.1.6 procure that all of the Directors (other than the Continuing Directors) resign from their directorships in and offices of profit under and employment with the Company and deliver to the Purchaser their written resignations under seal containing an acknowledgement that each has no claim against any of the Companies in respect of breach of contract, compensation for loss of office or otherwise howsoever arising;
      4.1.7 deliver to the Purchaser a letter of resignation under seal from the secretaries of each of the Companies containing an acknowledgement that they have no claim against any relevant company in respect of breach of contract, compensation for loss of office or otherwise howsoever arising;
      4.1.8 discharge or procure the discharge of all monies owing to any of the Companies (whether then due for payment or not) by the Vendors or the Directors or by any of them or by any Connected Person of any of them and the Companies shall procure the discharge of any monies owed to the Vendors;

      4.1.9 procure the release of any and all guarantees or indemnities or security given by any of the Companies for or on behalf of the Vendors or the Directors other than the Continuing Directors or any of them or any Connected Person of any of them or any other person;

      4.1.10 deliver to the Purchaser the title deeds relating to each of the Properties and all ancillary documentation thereto;

      4.1.11 deliver to the Purchaser evidence, in a form satisfactory to the Purchaser, of the release of each of the Companies from all Encumbrances created or given by any of them or to which any of its assets is subject;

      4.1.12      deliver to the  Purchaser  an executed  copy of the  Greenstar
                  Purchase   Agreement   and  any  other   ancillary   documents
                  contemplated in this Agreement.

      4.1.13 deliver to the Purchaser the Deed of Tax Covenant duly executed by the parties thereto;

      4.1.14      deliver   to   the   Purchaser  the  Service  Agreements  duly
                  executed by the parties thereto;

      4.1.15 deliver to the Purchaser copies of all bank mandates of each of the Companies together with copies of bank statements in relation to all bank accounts as at a date not earlier than one day prior to the Completion Date;
      4.1.16 deliver to the Purchaser appropriate forms to amend any mandates given by the Company to its bankers or other financial institutions;

      4.1.17 procure that a meeting of the board of directors of the Company and each of the Companies as appropriate is held at which, inter alia:- (a) the share transfers referred to in clause 4.1.2 are approved (subject only to stamping);

                  (b) such persons as the Purchaser may nominate are appointed as directors, and secretary of the Company and each of the Companies with immediate effect;

                  (c) all existing mandates for the operation of bank accounts of the Company and each of the Companies are revoked and new mandates are approved and adopted giving authority to such persons as the Purchaser may nominate;

                  (d)   the resignations referred to above are accepted;

                  (e)   the Company approves and authorises the execution of the
                      Deed of Tax Covenant and of the Service Agreements;

4.2 On Completion the Purchaser shall pay the Consideration. Payment shall be made to Matheson Ormsby Prentice Solicitors in respect of PDQ Consultants Limited, Mr Paul Dempsey and Mr Seamus Clancy and directly to the ABN Amro account nominated by Thermo Eurotech Ireland Limited for their shares of the consideration (in accordance with the terms of each of the Supplemental Agreements or in such other manner as may be agreed in writing between the parties hereto, and the receipt by the Vendors' Solicitors or their bankers (as appropriate) of the Consideration shall be an absolute discharge to the Purchaser.

5.    Warranties

5.1 In consideration of, and as an inducement to, the Purchaser entering into this Agreement the Warrantors hereby warrant to the Purchaser that each of the Warranties set out in Part 1 of Schedule 2 is at the date hereof true and accurate in all material respects and not misleading

5.2 In consideration of, and as an inducement to, the Purchaser entering into this Agreement the Warrantors hereby warrant to the Purchaser that, subject to clause 7.3, each of the Warranties set out in Part 2 of
      Schedule 2 is at the date hereof true and accurate in all material respects and not misleading in any material respect.

5.3 The Warranties contained in Part 2 of Schedule 2 shall be qualified by reference to those matters fairly disclosed in the Disclosure Letter and not otherwise.

5.4 The parties acknowledge that the Purchaser is entering into this Agreement in reliance on, inter alia, the Warranties and furthermore that the Purchaser has entered into this Agreement with the intention that the business of each of the Companies shall or may be continued as a going concern on the basis that the Warranties are true, accurate and not misleading in any material respect.

5.5 Each of the Warranties shall be construed as separate and independent and save as otherwise expressly provided shall not be limited by reference to any other warranty, clause, sub-clause, paragraph, sub-paragraph or any provision in this Agreement or the Schedules.

5.6 Subject to clause 5.3, no information of which the Purchaser may have knowledge (whether actual, constructive or imputed) shall qualify or shall be deemed to qualify any of the Warranties or prejudice any claim by the Purchaser under the Warranties or operate to reduce any amount recoverable by the Purchaser in respect of any breach of any of the Warranties. Without prejudice to the foregoing, the rights and remedies of the Purchaser in respect of the Warranties shall not be affected by any investigation made by or on behalf of the Purchaser into the affairs of the Company.

5.7 None of the information supplied by any of the Companies or their respective officers, employees, agents, representatives or advisers to the Vendors or their officers, employees, agents, representatives or advisers prior to the date of this Agreement in connection with the Warranties, the contents of the Disclosure Letter, the Deed of Tax Covenant or otherwise in relation to the business or affairs of any of the Companies shall constitute or be deemed a representation, warranty or guarantee of its accuracy by any of the Companies to the Vendors and the Vendors hereby waive any claims against each and all of the Companies or their respective officers, employees, agents, representatives or advisers which they might otherwise have in respect of the same.

5.8 The Warrantors shall not be liable in respect of any claim under the Warranties or the Deed of Tax Covenant unless it shall have been made:-

      (a) (in the case of claims under the Warranties set out in paragraph 23 of Part 2 of Schedule 2 (tax warranties) or the Deed of Tax Covenant on or before the expiry of 5 (five) years from and including the end of the accounting period of the Company current at Completion; or

      (b) (in the case of all other Warranties other than as aforesaid and other than the Environmental Warranties) on or before the expiry of 1 (one) years from Completion; or

      (c) in the case of the Environmental Warranties on or before the period of 3 (three) years from Completion.

5.9 Notwithstanding any other provision of this Agreement, no limitations of any kind whatsoever shall apply to any claim made hereunder against the Vendors or any of them where such claim relates to any of the Vendors' title to the Shares or when it can be proved that such claim is based on any dishonest or fraudulent act or dishonest or fraudulent omission or fraudulent or reckless misrepresentation or reckless or wilful concealment of or by any of the Vendors.

5.10 The Warranties and the Deed of Tax Covenant shall be subject to the limitations set out at Schedule 9.

6.    Restrictive Covenants

6.1 In further consideration of, and as a further inducement to, the Purchaser entering into this Agreement and for the purpose of assuring to the Purchaser the full benefit of the Business and goodwill of each of the Companies, each of the Vendors hereby covenants with and undertakes to the Purchaser (for the benefit of the Purchaser and as trustee for the benefit of each of the Companies and their respective successors in title to the Business) that:-

      6.1.1 he shall not during the period commencing on Completion and expiring eighteen months after Completion either alone or jointly or in conjunction with or on behalf of or through the agency of any person and whether as principal, agent, partner, shareholder, holding company, director, manager, adviser, consultant, employee or otherwise howsoever and whether directly or indirectly:-

          (a)  carry on or  participate  or assist or be engaged or concerned or interested (except as the holder or beneficial owner for investment purposes of not more than 5(five)% in nominal value of any class of securities listed or dealt in on a generally recognised stock exchange) in any business in Europe currently carried on by any of the Companies which competes with any part of the Business;

          (b) in relation to or in connection with any business which may in any way be in competition with any substantial part of the Business, procure or seek to procure orders from or do business with or procure directly or indirectly any other person to procure orders from or do business with any person who is at Completion or who has been at any time during the period of 1
               (one) year immediately preceding Completion a customer of any of the Companies;

          (c) interfere or seek to interfere or take such steps as may interfere with the continuance of supplies to any of the Companies (or the terms relating to such supplies) from any suppliers who are at Completion or who have been at any time during the period of eighteen months immediately preceding Completion supplying materials, components, products, goods or services to any of the Companies;

          (d) solicit or entice away or offer employment to or endeavour to solicit or entice away or offer employment to any person being then an employee of the Company or any of the Companies and who was at the date hereof or who hereafter becomes an employee, officer or manager of any of the Companies or any of them whether or not such person would commit a breach of contract by reason of leaving the employment, office or service of such company; or

          (e) enter into partnership with or appoint as a consultant or adviser any person who is at the date hereof or who hereafter becomes an employee, officer, manager or representative of or consultant or adviser to any of the Companies;

      The provisions of this Clause 6.1.1 shall not in any way be affected by the cessation of employment of any of the Executives with any of the Group Companies.

      6.1.2 he shall not at any time after Completion use or adopt or purport to use or adopt he name of any of the Companies for any purpose save in furtherance of his duties as an employee of the Company or do or say anything which is harmful to the reputation of the Company;

      6.1.3 he shall not at any time after Completion save in furtherance of his duties as an employee of the Company either alone or jointly or in conjunction with or on behalf of or though the agency of any person and whether as principal, agent, partner, shareholder, director, manager, adviser, consultant, employee or otherwise howsoever and whether directly or indirectly use or procure the use, in connection with any business, of any name or any trade name used or owned by any of the Companies on Completion or any part or combination or abbreviations thereof likely to be confused therewith or any Intellectual
                  Property owned or exclusively entitled to be used by any of the Companies; and

      6.1.4 he shall not at any time after Completion disclose or cause to be disclosed to any person or use for his own purposes or for any purpose other than those of the Companies any Confidential Information or any information in relation to which any of the Companies is bound by an obligation of confidence to a third party and he shall use his best endeavours to prevent the publication or disclosure of any such information.

6.2 Each of the Vendors hereby acknowledges and agrees with the Purchaser that each of the undertakings contained in clause 9.1 constitutes an entirely separate, severable, independent and separately enforceable restriction on each of the Vendors and that the duration, extent and application of the respective restrictions in clause 9.1 are no greater than is reasonable and necessary for the protection of the legitimate interests of the Purchaser and each of the Companies but that if any such restriction shall be adjudged by any court or regulatory authority or agency of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof was deleted and/or the period thereof and/or the geographical area dealt with thereby was reduced, the said restriction shall apply within the jurisdiction of that court or regulatory authority or agency with such modifications as may be necessary to make it valid, effective and enforceable.

7.    Survival of Obligations

      The  provisions of this  Agreement  which shall not have been performed on
      Completion   shall  remain  in  full  force  and  effect   notwithstanding
      Completion.

8.    Binding on Successors

      This Agreement shall be binding upon and enure to the benefit of the respective parties hereto and their respective personal representatives, successors and permitted assigns.

9.    Waiver, Release and Remedies

9.1 A waiver by the Purchaser of any breach by any party hereto of any of the terms, provisions or conditions of this Agreement or the acquiescence of the Purchaser in any act (whether commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term, provision or condition or an acquiescence to any subsequent act contrary thereto.

9.2 Any remedy or right conferred upon the Purchaser for breach of this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it whether pursuant to this Agreement or provided for by law.

9.3 No failure or delay by the Purchaser in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver nor shall a single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise thereof or exercise of any other claim, right, power or privilege.

9.4 Any liability of any party hereto to the Purchaser under the provisions of this Agreement may in whole or in part be released, varied, postponed, compounded or compromised by the Purchaser in its absolute discretion as regards such party without in any way prejudicing or affecting its rights against any other party hereto under the same or a like liability whether joint and several or otherwise. Should any provision of this Agreement transpire not to be enforceable against any of the parties hereto, such non-enforceability shall not render such provision unenforceable against any other party hereto.

10.   Counterparts

      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same instrument.

11.   Assignment

      This Agreement shall not be assignable in whole or in part by any party hereto save with the prior written consent of the other save that the Purchaser shall be entitled to assign in whole or in part its rights pursuant to this Agreement to any direct or indirect subsidiary (as such term is defined in Section 155 of the Companies Act, 1963) of the Purchaser's ultimate holding company.

12.   Notices

      12.1 Any notice or other communication to any party hereto (whether required or permitted to be given under or in connection with this Agreement or the Deed of Tax Covenant) shall be in writing and shall (at the option of the party giving the notice) be:-

      12.1.1      delivered by hand;

      12.1.2      sent by facsimile; or

      12.1.3      sent by prepaid post

                  to the address, in the case of any of the Vendors, set out under his name in Column 1 of Part 1 of Schedule 1 or, in the case of the Purchaser, set out below, or to such other address or facsimile number as is from time to time notified to the party giving the notice in compliance with the provisions of this clause 12:-

      The Purchaser

      Address:    United Waste Ireland Limited
      Facsimile:  353 1 805 8223

      for the urgent attention of the Managing Director.

12.2 Any notice or communication referred to in clause 16.1 shall be deemed to have been served:-

      12.2.1      if delivered by hand, on delivery;

      12.2.2      if sent by  facsimile,  when the  sender's  facsimile  machine
                  issues   confirmation   that  the  relevant  pages  have  been
                  transmitted to the recipient's facsimile machine; and

      12.2.3      if sent by prepaid post, 48 (forty eight) hours after posting.

12.3 Each person giving a notice or making a communication hereunder by facsimile shall promptly confirm such notice or communication by post to the person to whom such notice or communication was addressed but the absence of any such confirmation shall not affect the validity of any such notice or communication or the time upon which it is deemed to have been served.

13.   Variation

      No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

14.   Further Assurance and Information

14.1 At the request of the Purchaser from time to time, each of the Vendors shall (and shall procure that any other necessary person shall) at the Purchaser's cost and expense execute and do all such documents, acts and things as may be required subsequent to Completion for assuring to or vesting in the Purchaser the beneficial ownership of the Shares or otherwise in order to perfect the right, title and interest of the Purchaser to the Shares.

14.2 The Vendors shall at the Purchaser's cost provide or procure the provision to the Purchaser of all information in their possession or under their control which the Purchaser shall from time to time reasonably require subsequent to Completion relating to the business and affairs of the Companies and will give, or procure to be given to the Purchaser, its advisers and agents such access to (including the right to take copies of) any documents in their possession or under their control containing such information as the Purchaser may from time to time reasonably require.

15.   Announcement

      No announcement or disclosure regarding all or any part of the transactions contemplated by this Agreement shall be made by any of the parties hereto without the prior written approval of the other parties save for any such announcement as is required to be made under any applicable law in which case the announcement shall be made only after consultation with the other parties and after the other parties have, where practicable, been given the opportunity to approve such announcement.

16.   Whole Agreement and Termination of Prior Agreements

16.1 This Agreement and the Greenstar Purchase Agreement and each of the Supplemental Agreements and the Collateral Agreements contain the whole agreement between the parties hereto relating to the transactions provided for in this Agreement and supersedes all previous agreements (if any) between such parties in respect of such matters and each of the parties to this Agreement acknowledge that in agreeing to enter into this Agreement it has not relied on any representations or warranties except for those contained in this Agreement;

17.   Severability

      Each of the provisions of this Agreement and the Supplemental Agreements is separate and severable and enforceable accordingly and if at any time any provision is adjudged by any court of competent jurisdiction to be void or unenforceable the validity, legality and enforceability of the remaining provisions hereof and of that provision in any other jurisdiction shall not in any way be affected or impaired thereby.

18.   Costs

18.1 Each party hereto shall bear any costs, fees or expenses incurred by him in connection with negotiating, preparing and entering into this Agreement the Collateral Agreements and the Supplemental Agreements.

19.   Governing Law  and Jurisdiction

      This Agreement, the Collateral Agreements and the Supplemental Agreements shall be governed by and construed in accordance with the laws of Ireland. Each of the parties hereto hereby agrees for the benefit of the Purchaser and without prejudice to the right of the Purchaser to take proceedings in relation hereto before any other court of competent jurisdiction, that the courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceedings that may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.

19.1 Each of William Bodenham, PDQ Consultants Limited, Seamus Clancy and Paul Dempsey hereby irrevocably authorises and appoints Matheson Ormsby Prentice Solicitors. Service on each of Thermo and Thermo Terratech Inc. of all legal process shall be accepted at the principal place of business for the time being of Thermo Terratech Inc.

20.   Guarantee

20.1 In consideration of the Purchaser entering into this Agreement Thermo Terratech Inc. hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance by Thermo of its obligations pursuant to this Agreement and all other agreements contemplated herein.

20.2 If Thermo shall make default in the performance of any of its obligations whether financial or otherwise pursuant to any of the agreements referred to in Clause 20.1 or if Thermo ceases to exist, is wound up or suffers any similar insolvency event, Thermo Terratech Inc. shall forthwith on demand by the Purchaser perform such obligations in accordance with their respective terms.

20.3 The guarantee contained in this Clause 20 shall be a continuing guarantee and shall continue in full force and effect until all the obligations arising in respect of the agreements referred to in this Clause 20 have been paid, discharged or satisfied in full.


IN WITNESS whereof this Agreement has been duly executed on the date shown at the beginning of this Agreement.

                                   Schedule 1
                                     Part 1

                         Vendors and their Shareholdings

Column 1                           Column 2                      Column 3
Vendor's Name and Address          Name and address of the       No. of Shares
                                   registered holder where
                                   the shares in the
                                   Company are not
                                   registered in the name
                                   of the beneficial owner.

PDQ Consultants Limited            William Bodenham              6,093
Frances house
P.O. Box 175
Sir William Place
St. Peter Port
Guernsey
Channel Islands GY1


Seamus Clancy                        N/A                         3,051
161 Foxrock Park
Foxrock
Dublin 18


Paul Dempsey                         N/A                         1,605

67 St. Assam's Avenue
Raheny
Dublin 5


Thermo EuroTech Ireland              N/A                         21,356
Limited
1st Floor
Fitzwilton House
Wilton Place
Dublin 2

                                     Part 2

                                   Warrantors
Name

PDQ Consultants Limited
William Bodenham
Seamus Clancy
Paul Dempsey
Thermo EuroTech Ireland Limited

                                     PART 3
                                Subsidiary Shares

Greenstar Recycling Limited

One Share registered in the name of Thermo Eurotech Ireland Limited

Pipe & Drain Services Limited

One Share registered in the name of Thermo Eurotech Ireland Limited

A Autorod Limited

One Share registered in the name of Thermo Eurotech Ireland Limited

Green Sunrise Industries Limited

One Share registered in the name of Thermo Eurotech Ireland Limited

                                   Schedule 2
                                     Part 1

                                   Warranties

Index

1.    Share Capital
2.    Capacity and Authority of Vendors
3.    Commissions

                                   Warranties

1     SHARE CAPITAL

1.1 The Shares are beneficially owned by the Vendors in the proportions set out opposite their names in Column 3 of Part 1 of Schedule 1 free from any Encumbrances whatsoever and from any agreement, obligation or commitment to create, grant, give or permit to subsist any Encumbrances whatsoever and the Vendors are entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares free from any Encumbrance on the terms of the Agreement.

1.2 The Shares comprise the whole of the allotted and issued share capital of the Company and all of them are fully paid up including for the avoidance of doubt in respect of any amounts payable by way of premium.

1.3 No person has the right (whether actual or contingent) to call for the issue, allotment or transfer of any share or loan capital of the Company under any option or other agreement, arrangement or commitment (including conversion rights, rights of pre-emption and rights on realisation of security) and no person has claimed to be entitled to any of the foregoing.

1.4 There is no Encumbrance over or affecting any of the issued or allotted share capital or the unissued share or other capital of the Company and there is no agreement, arrangement or commitment whatsoever to give, grant or create such Encumbrance and no claim has been made or threatened by any person to be entitled to any such Encumbrance.

2     CAPACITY AND AUTHORITY OF VENDORS

2.1 Each Vendor has full power and authority to enter into and perform this Agreement and any other agreement which it is required to enter into hereunder and to comply with its obligations hereunder or thereunder and this Agreement constitutes and any such other agreements when executed will constitute valid, legally binding and enforceable obligations on each Vendor which is a party thereto in accordance with its or their respective terms.

2.2   If any of the Vendors is a body corporate:-

      2.2.1 it is duly incorporated and validly existing under the laws of the country of its incorporation and has the power and authority to own its assets and to conduct the business which it conducts;

      2.2.2 all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order to:-

          (a) enable it to enter into, perform and comply with its obligations hereunder; and

          (b) ensure that those obligations are validly and legally binding and enforceable,

          have been so taken, fulfilled and done; and

      2.2.3 its entry into and performance of or compliance with its obligations hereunder do not violate or exceed any power or restriction granted or imposed by:-

            (a)   any law to which it is subject; or

            (b)   its constitutive documents.

2.3   The entry  into,  performance  of or  compliance  by each  Vendor with its
      obligations   under  the  Agreement  and  any  document  entered  into  in accordance with the Agreement do not :-

      2.3.1 violate or constitute a default of any agreement or instrument to which it is a party or which is binding on it or over its assets; or

      2.3.2 result in the existence of, or oblige it to create any security over those assets.

2.4 No litigation, arbitration or other legal proceedings is current or so far as the Vendors are aware pending or threatened to restrain (or which would have the effect of so restraining) the entry into, performance of, compliance with and enforcement of any of the obligations of the Vendors hereunder and so far as the Vendors are aware there are no circumstances which might give rise to any such proceedings or the threat of any such proceedings.

                                   SCHEDULE 2

                                     Part 2

                                   Warranties

                                      Index

1.    Information
2.    Interested parties
3.    Constitution of the Company
4.    Shares in other Companies and Joint Ventures and Partnership
5.    Branches
6.    Accounts
7.    Transactions since the Accounts Date
8.    Book Debts
9.    Bank and other Borrowings
10.   Loans by and Debts due
11.   Working Capital
12.   Insolvency
13.   Intellectual Property and Confidential Information
14.   Agreements and Arrangements
15.   Assets
16.   Work-in-Progress
17.   Rental Payments
18.   Directors and Employees
19.   Pensions
20.   Safety, Health and Welfare at Work
21.   Environment
22.   Properties
                  Title
                  Encumbrances
                  Possession and Enjoyment
                  Planning
                  Notices, Orders and Matters affecting the Properties Covenants and Obligations
                  Condition and Repair of the Properties
                  Access and Services
                  Statutory Obligations
                  No Other Adverse Matters
                  Completeness and Accuracy of Documents and Information
                  Supplied
23.   Records
24.   Licences
25.   Compliance with Laws
26.   Investigations
27.   Litigation and Disputes
28.   Defective Products
29.   Service Liabilities
30.   Insurance
31.   Documents Stamped
32.   Companies Act 1990
                  Investigations
                  Disclosure of Interests in Shares

33.   Grants
34.   Breach of Agreements or Arrangements
35.   Suppliers and Customers
36.   Competition Law
37.   Outstanding Offers
38.   Business Names
39.   Transactions involving Directors
40.   Data Protection
41.   Software
42.   Management Reports
43.   Affect of sale of the Shares

                                   Warranties


1     INFORMATION

1.1 All written information given by each of the Companies, the Vendors or their professional advisers to the Purchaser or to its professional advisors in the course of negotiations leading to this Agreement was when given and is at the date hereof true and accurate in all material respects and is not misleading in any material respect.

1.2 The information set out in the Recitals and in the Schedules is true, complete and accurate in all material respects and is not misleading in any material respect.

1.3 All factual information which is to extent necessary to ensure the enforceability of a certain insurance policy known as the "Dempsey Drums Limited - Pollution and Remediation Legal Liability Policy" underwritten by ECS Underwriting on behalf of Reliance National Insurance Company (Europe) Limited contained in the Environmental Reports was when given true and accurate in all material respects and the opinions and assumptions were at the time of such reports to the best of the information knowledge and belief of the Vendors true and accurate in all material respects and the Vendors are not aware of any facts or circumstances arising since the date of each such report which had they been known at the time of the making of such reports would have rendered the facts contained therein materially incorrect and the Vendors are not aware of any material change in the environmental position with respect to the properties the subject matter of the reports arising since the date of such reports.

1.4 All facts contained in the report prepared for the Purchaser by BDO Simpson Xavier dated 22 July 2000 are true and accurate in all material respects.

2     INTERESTED PARTIES

2.1 No indebtedness or liability (whether actual or contingent and whether or not quantified or disputed) and no contract, commitment or arrangement is or has at any time during the 3 (three) years prior to the date hereof been outstanding between any of the Companies and the Vendors or any Connected Person of any of them.

2.2 None of the Vendors or any Connected Person of any of them is entitled to any claim of whatsoever nature against any of the Companies and none of the Vendors or any Connected Person of any of them has assigned to any person the benefit of any such claim to which he would otherwise have been entitled.

3     CONSTITUTION

3.1 The copy of the memorandum and articles of association of each of the Companies contained in the Disclosure Letter is true and accurate and complete in all respects and has embodied therein or annexed thereto a copy of every such resolution or agreement as is referred to in Section 143(4) of the Companies Act, 1963 and no other resolution of any of the Companies of any kind has been passed by its shareholders (other than resolutions relating to routine business at annual general meetings) and since the Accounts Date, no alteration has been made to the memorandum and articles of association of any of the Companies.

3.2 Each of the Companies have at all times, carried on business and conducted their affairs in all material respects in accordance with its memorandum and articles of association for the time being in force and any other documents to which it is, or has been, a party.

3.3 Each of the Companies have complied with the provisions of the Companies Acts and all returns, particulars resolutions and other documents required under any legislation to be delivered on their behalf to the Registrar of Companies or to any other authority whatsoever have been duly delivered and were correct and due compliance has been made with all the provisions of the Companies Acts and other legal requirements, in connection with the formation of each of the Companies, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business.

4     SHARES IN OTHER COMPANIES AND JOINT VENTURES AND PARTNERSHIP

      None of the Companies have nor have they agreed to become the holder or beneficial owner of any class of share or other capital (to include loan capital) of any company (wherever incorporated) and none of the Companies is nor has agreed to become a member of any joint venture, partnership or consortium or other unincorporated association (other than recognising trade associations) and none of them and has not agreed to be or become a party to any agreement or arrangement for sharing commissions or other income to include any profit sharing arrangement.

5     BRANCHES

      None of the Companies have outside Ireland any branch, agency or place of business, or any permanent establishment.

6     ACCOUNTS

6.1 The Accounts have been prepared in accordance with the requirements of the Companies Acts and all other applicable statutes and laws and in accordance with generally accepted accounting principles and all statements of standard accounting practice and on a basis consistent with the audited accounts of the Company for the three years ending on the Accounts Date, and:-

      6.1.1 give a true and fair view of the assets, liabilities (whether actual or contingent and whether or not quantified or disputed) commitments and financial position and affairs of the Companies as at the Accounts Date and of the results of the Companies for its financial period ending on the Accounts Date;

      6.1.2 make proper provision or reserve for all liabilities and capital commitments of the Companies outstanding at the Accounts Date;

      6.1.3 make provision or reserve (in accordance with the principles set out in the notes included in the Accounts) for all Taxation for which the Companies were on the Accounts Date or any time thereafter may have become or may hereafter become liable to be assessed or to pay or to be accountable in respect of or by reference to the profits, gains, income, earnings or activities of each of the Companies for any period ending on or before the Accounts Date and in respect of all distributions, dividends, loans, advances and payments paid, due, payable, declared or made prior to the Accounts Date;

      6.1.4 make adequate provision or reserve for depreciation and amortisation of fixed assets of the Companies having regard to their original cost and estimated life and include no fixed or current assets at a value greater than their purchase price or production cost or (in the case of current assets) their net realisable value at the Accounts Date;

      6.1.5 include all of the stock in trade (including raw material and packaging) and work-in-progress of the Companies at the lower of cost and net realisable value and write-off or write-down (as appropriate) all redundant, obsolete and slow moving stock in trade (including raw material and packaging) and value stock in trade (including raw material and packaging) and work-in-progress;

      6.1.6 make proper and adequate provision or reserve for all bad and doubtful debts;

      6.1.7 do not overstate the value of current or fixed assets; and

      6.1.8 do not understate any liabilities (whether actual or contingent).

6.2 The financial position and results shown by the Accounts have not (except as therein disclosed) to any material extent been affected by any extraordinary or exceptional items or by inconsistencies of accounting practice or by any non-recurring items of income or expenditure or by transactions entered into otherwise than on normal commercial terms or by any other factor rendering such financial position and results unusual or misleading in any material respect.

6.3 The accounting reference date of each of the Companies is, and has at all times been 31 December.

7     TRANSACTIONS SINCE THE ACCOUNTS DATE

      Since the Accounts Date:-

7.1 the Companies have carried on their businesses in the ordinary and usual course and without entering into any transaction, assuming any liability (whether actual or contingent and whether disputed or not) or incurring any capital commitment or making any payment not provided for in the Accounts which is not in the ordinary and usual course of their respective businesses and without any interruption or alteration in the nature, scope or manner of their respective businesses;

7.2 there has been no material adverse change in the turnover, financial or trading position or prospects of any of the Companies and no part of the business of any of the Companies has been affected by an abnormal factor and, without prejudice to the generality of the foregoing, there has been no material adverse change in the assets or liabilities (whether actual or contingent) of any of the Companies.

7.3 no dividend or bonus or distribution of capital or income has been or is treated as having been declared, made or paid in respect of any share capital of any of the Companies and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of any of the Companies has been repaid in whole or in part or has become liable to be repaid and all dividends or distributions declared, made or paid by any of the Companies on or prior to the Accounts Date have been declared, made or paid in accordance with its memorandum and articles of association and the applicable provisions of the Companies Acts;

7.4   the Companies have not entered into any agreement or transaction:-

      7.4.1 for the sale of any assets other than trading stock in the normal course of business; or

      7.4.2 for the acquisition of any assets other than trading stock in the ordinary and usual course of business nor incurred any capital expenditure nor has outstanding any commitments for capital expenditure;

7.5 none of the Companies have paid or agreed to pay to any person (including any of its present or former officers or employees or any Connected Person of any of its present or former officers or employees) any amount or sum or any compensation for loss of office, remuneration, emoluments, expenses or other payments or benefits whatsoever (whether or not gratuitous) other than those which are deductible from the profits of the Companies in computing its corporation tax;

7.6 no debt exceeding an amount of (pound)30,000 owing to any of the Companies has been deferred, released, reduced, subordinated or written-off or has proved to any material extent irrecoverable;

7.7 the Companies have each paid their respective creditors in accordance with their respective credit terms and there are no amounts owing by any of them which have been due for more than 30 (thirty) weeks;

7.8 there has not been any material damage, destruction or loss (whether or not covered by insurance) to or affecting any assets which are material to the businesses of the Companies;

7.9 no material commitment on capital account or capital expenditure in excess of IR(pound)100,000 has been created, entered into, made, incurred or agreed to be so created, entered into, made or incurred;

7.10 no liabilities (including contingent liabilities) have been incurred other than in the ordinary and usual course of trading;

7.11 the authorised share capital of the Companies has not been increased and no share or loan capital in any of them has been issued, allotted or agreed to be so issued or allotted;

7.12 the value of the net assets of each of the Companies have not materially fallen below the value specified in the Accounts;

7.13 the Companies have not repaid, or become liable to repay, any loan or indebtedness in advance of its stated maturity; and

7.14 None of the amounts secured by the Encumbrances disclosed in the Accounts has been increased beyond the amount shown in the accounts and no Encumbrance has been created.

8     MANAGEMENT ACCOUNTS

      The Management Accounts have been prepared in accordance with the accounting policies of the Companies adopted in the Accounts and on a basis consistent with the previous monthly management accounts of the Companies and show a fair view of the assets and liabilities, profits and losses of the Companies as at and to the Management Accounts Date and there has been no material adverse change in the financial position of the Companies since the Management Accounts Date.

9     BOOK DEBTS

9.1 No part of the amounts included in the Accounts as owing by any debtors is overdue by more than 12 (twelve) months or has been released on terms that any debtor pays less than the full book value of his debt, or has been written off, or has proved to any material extent to be irrecoverable.

10.   BANK AND OTHER BORROWINGS

10.1 Full and accurate details of all overdrafts (to include limits thereon), loans, loan stock, debentures, acceptance, credits or other financial facilities outstanding or available to each of the Companies at the date hereof are contained in the Disclosure Letter and true and correct copies of all documents relating thereto are contained therein and the Companies have not done anything nor are there or have there been circumstances known to the Vendors whereby the continuance of any such overdrafts, loans, indebtedness or other financial facilities in full force and effect might be affected or prejudiced or which may give rise to any alteration in the terms and conditions of same and the Companies are not in default under any instrument constituting any indebtedness or under any guarantee of, or security or indemnity for, any indebtedness and there is no reason why any such indebtedness, guarantee, security or indemnity should be called or the liabilities thereunder accelerated before their due date (if any) or any loan facilities terminated.

10.2 There has been no contravention of, or non-compliance with, any provisions of any of the documents referred to in paragraph 10.1 as being contained in the Disclosure Letter.

10.3 None of the Companies have received notice (whether formal or informal) from any lenders, requiring repayment or intimating the enforcement by the lender of any security which it may hold over any of their assets and there are no circumstances likely to give rise to a notice.

10.4 Save as disclosed in the Disclosure Letter pursuant to paragraph 10.1 hereof, there are no debts owing by or to any of the Companies other than debts which have arisen in the ordinary and usual course of its business and which do not involve an aggregate amount in excess of IR(pound)20,000;

10.5 None of the Companies have factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in its audited accounts.

10.6 The Companies have no bank accounts or deposit accounts other than those disclosed in the Disclosure Letter and the Disclosure Letter contains bank statements as of three days prior to the execution of this Agreement of the credit and debit balances thereon together with details of the signatories to such accounts and since the date of such statements there have been no payments out of any such accounts save for routine payments in the ordinary and usual course of its business and the present balances of such accounts are not and will not on Completion be materially different from the balances shown on such statements.

10.7 The total amount borrowed by the Companies (as determined in accordance with the provision of the relevant instrument) from each of its bankers does not exceed its approved overdraft facilities and the total amount borrowed by the Companies from whatever source does not exceed any limitation on its ability to borrow contained in its memorandum and articles of association or in any debenture or loan stock deed or other deed or document executed by it.

10.8 None of the facilities available to the Companies is dependent on the guarantee or indemnity of, or any security provided by, a third party other than the Companies.

10.9 So far as the Warrantors are aware neither the acquisition of the Shares by the Purchaser nor any other thing contemplated in this Agreement, will result or is likely to result in any of the facilities referred to in paragraph 10.1 being terminated or maturing prior to its stated maturity.

11    LOANS BY AND DEBTS DUE

11.1 None of the Companies have lent any money which has not been repaid to it nor owns the benefit of any debt (whether or not due for payment), other than debts which have arisen in the ordinary and usual course of its business and which do not involve an aggregate amount in excess of IR(pound)50,000.

12. None of the Companies have made a loan, which remains outstanding, on terms entitling it to receive a rate of interest varying with, or a share of, the profits of a business.

13.   INSOLVENCY

13.1 No order has been made or petition presented or resolution passed or proceedings or action taken or ground arisen for the winding up of any of the Companies or for or with a view to appointing an examiner, receiver, administrator, trustee or other similar officer to the any of the Companies nor has any distress, execution, sequestration, attachment or other process been levied or entered upon or sued out in respect of any of the Companies or against any property or asset of any of the Companies nor is any of the foregoing in the process of being so levied, entered upon or sued out, nor is there any unfulfilled or unsatisfied judgement, court order or award outstanding against any of the Companies.

13.2 None of the Companies have ceased payment of any debt and is not insolvent or unable to pay its debts within the meaning of Section 214 of the Companies Act, 1963 or Section 2 of the Companies (Amendment) Act, 1990. No notice has been served on any of the Companies under Section 214(a) of the Companies Act, 1963 and no arrangement has been or is about to be entered into by any of the Companies under Section 201 or Section 279 of the Companies Act, 1963 and no encumbrancer has taken possession or attempted to take possession of or exercised or attempted to exercise any power of sale in respect of the whole or any part of the undertaking, property, assets or revenues of any of the Companies and there exists no circumstances under which a receiver may be appointed by any person over the whole or any part of the undertaking, property, assets or revenues of any of the Companies and there is no unfulfilled or unsatisfied judgment, ruling, order, award, decree or directive outstanding against any of the Companies and there has been no delay by any of the Companies in the payment of any obligation due for payment.

14.   INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

14.1 The business of each of the Companies as now carried on does not involve the unlicensed use of confidential information, technical data or Intellectual Property and does infringe any Intellectual Property of any other person or give rise to a liability to pay compensation and all licences to the Companies in respect of any such Intellectual Property are in full force and effect.

14.2 All trademarks used by the Companies is registered in the name of such Group Company.

14.3 None of the Companies have (save in the ordinary and usual course of its business) disclosed, or permitted to be disclosed, or undertaken or arranged to disclose, to any person other than the Purchaser (or its professional advisers) any of its know-how, trade secrets or Confidential Information.

14.4 None of the Companies have granted any licence of or right to use or other concession in connection with its Intellectual Property.

15.   AGREEMENTS AND ARRANGEMENTS
15.1 There are in force no powers of attorney or other rights of representation given by any of the Companies and no person, as agent or otherwise, is entitled or authorised to bind or commit any of the Companies to any obligation not in the ordinary and usual course of their respective businesses.

15.2 The Companies are not party to or bound by and no asset of any of the Companies is affected by:-

      15.2.1any material contract of guarantee, agreement for indemnity or suretyship outside the ordinary course (whether given by or for the accommodation of any of the Companies);

      15.2.2any consultancy, secondment or other agreement for the provision of the services of any person by or to any of the Companies (save for the Consultancy Agreement with PDQ Consultants Limited which is being terminated on Completion);

      15.2.3save for those contracts contained in the Disclosure Letter any material written contract, transaction, agreement or arrangement which may be terminated as a result of any change in the control, management or shareholders of any of the Companies;

      15.2.4any contract made otherwise than in the ordinary and usual course of its business;

      15.2.5any agreement or arrangement which involves or is likely to involve the supply of goods by or to any of the Companies the aggregate sales value of which would represent in excess of 15% of the turnover of all of the Companies by reference to the Accounts;

      15.2.6any sale or purchase option or similar contract or arrangement affecting any asset material to the business owned or used by any of the Companies or by which any of the Companies is bound;

      15.2.7any material written agreement or arrangement which will or may by virtue of the acquisition of the Shares by the Purchaser or other performance of the terms of this Agreement, result in any other person who is party to such agreement or arrangement being relieved of any obligation (whether contractual or otherwise) or becoming entitled to exercise any right of termination of such agreement or arrangement or to determine any right or benefit enjoyed by any of the Companies or to exercise any right, whether under an agreement or arrangement with, or otherwise in respect of any of the Companies;

      15.2.8any undertaking or assurances material to the business of the company given to any court or governmental agency, which is still in force;

16.   ASSETS

16.1 The assets included in the Accounts or acquired since the Accounts Date (other than trading stock subsequently disposed of in the ordinary and usual course of business or trading stock acquired subject to retention or reservation of title by the supplier or manufacturer thereof and disclosed in the Disclosure Letter) and all assets used by the Companies:-

     16.1.1 are legally and beneficially owned by each of the respective Companies free from any Encumbrance or any agreement or commitment to grant, give or create, or any claim by any person to be entitled to any Encumbrance and each of the Companies have good and marketable title to such assets;

     16.1.2 are not the subject of any agreement for lease, hire, hire purchase, conditional purchase or sale on deferred terms save as disclosed in the Accounts;

     16.1.3 are situated in Ireland and are in the possession and under the control of the Company or one of the Companies; and

16.2 All material assets have been regularly maintained, and in accordance with safety regulations required by law and, where relevant, in accordance with the terms and conditions of any applicable leasing or similar agreement.

16.3 The asset register of the Company as at April 2000 (a copy of which is set out in the Disclosure Letter) comprises a complete and materially accurate record of all the assets owned or possessed or used by the Companies at the date hereof.

17.   RENTAL PAYMENTS

      No circumstance has arisen or is likely to arise in relation to any asset held by any of the Companies, under a lease or similar agreement, whereby the rental payment has been, or, in so far as the Warrantors are aware, is likely to be increased.

18.   DIRECTORS AND EMPLOYEES

18.1 The particulars shown in the Schedule 4 are true and complete and no person not named therein as such is a director or shadow director or secretary of any of the Companies.

18.2 The particulars shown in the schedule of employees contained in the Disclosure Letter set out full particulars of the identities, dates of commencement of employment or appointment to office, and the terms and conditions of employment of all of the employees and officers of the
      Companies at the date hereof and show all payments (to include remuneration) payable and other benefits and privileges including share options, profit share or similar benefits provided or which the Company is bound or accustomed to provide or make to each officer and employee of the Company and are true and complete and accurate in all material respects.

18.3 During the period to which the Accounts relate and since the Accounts Date:-

      18.3.1no change has been made in the rate of remuneration, or the emoluments or pension benefits, of any officer, ex-officer or senior executive of any of the Companies (a senior executive being a person in receipt of remuneration in excess of IR(pound)75,000 per annum) nor are any of the Companies under any obligation to make such a change nor has it made any provision to alter same; and

      18.3.2no change has been made in any other terms of employment of any such officer or senior executive.

18.4 All subsisting contracts of service (or contracts for services) between any of the Companies and any of their respective directors, officers or employees, are determinable at any time on 12 (twelve) months' notice or less.

18.5 No contract of service exists between any of the Companies and a director or employee in relation to which any of the relevant requirements of
      Section 28 of the Companies Act, 1990 have not been fulfilled.

18.6 There are no amounts owing to any present or former officers or employees of any of the Companies (other than remuneration accrued due or for reimbursement of business expenses, the aggregate amount of which does not exceed IR(pound)20,000);

 18.7 There are no negotiations nor are any negotiations contemplated, scheduled or requested for any increase in the remuneration or benefits of any officer or employee of any of the Companies.

18.8 Save for the agreement with SIPTU a copy of which is contained in the disclosure letter none of the Companies have entered into any recognition agreement with a trade union nor have they done any act which might be construed as recognition.

18.9 None of the Companies nor any of their respective employees, is involved in any industrial dispute, and so far as the Warrantors are aware no circumstances exist which might suggest that there will or may be any industrial dispute involving any of the Companies, or that any of the provisions of this Agreement may lead to an industrial dispute.

18.10 No executive of any of the Companies, who is in receipt of remuneration in excess of IR(pound)40,000 per annum, and no officer of any of the Companies has given or received notice terminating his employment, except as expressly contemplated in this Agreement, and no such executive or officer will be entitled to give such notice as a result of the provisions of this Agreement and so far as the Warrantors are aware no such executive is likely to leave any of the Companies (whether by reason of an existing agreement or arrangement or as a result of the proposed acquisition of the Shares by the Purchaser) after Completion.

18.11 None of the Companies is liable to make any payment to any person under the Redundancy Payments Acts, 1967 to 1991 and the Protection of Employment Act, 1977. Each of the Companies insofar as the Warrantors are aware, have complied, as respect all of its employees, with the Holidays (Employees) Act, 1973 to 1991, the Minimum Notice and Terms of Employment Acts, 1973 to 1991, the Anti-Discrimination (Pay) Act, 1974, the Unfair Dismissals Act, 1977 to 1993, the Protection of Employment Act, 1977, the Employment Equality Act, 1977, the Worker Protection (Regular Part-time
      Employees) Act, 1991, the Payment of Wages Act, 1991, the Terms of Employment (Information) Act, 1994, the Maternity Protection Act, 1994, the Adoptive Leave Act, 1995 the Protection of Employment Order, 1996, the Protection of Young Persons (Employment) Act, 1996 and the Organisation of Working Time Act 1997.

18.12 Save to the extent (if any) to which provision or allowance has been made in the Accounts or in the audited accounts of Greenstar Products Limited for the period ended 31 December 1999:

      18.12.1 no liability has been incurred by any of the Companies for breach of any contract of service or for services, for redundancy payments, protective awards or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any contract of employment or for services;

      18.12.2 none of the Companies have made or agreed to make any payment or provided or agreed to provide any benefit to any present or former officer or employee or any dependent of any such former officer or employee in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former officer or employee; and

      18.12.3 no claims have been made for equal pay, sexual or other harassment nor are any such claims threatened or pending nor so far as the Warrantors are aware are there any facts or circumstances which may give rise to such a claim being made.

18.13 There are no training schemes, arrangements or proposals in existence at the date hereof nor have there been any such schemes, arrangements or proposals in the past in respect of which a levy may henceforth become payable by any of the Companies.

19.   PENSIONS

19.1 With the exception of the Pension Schemes of the Companies (full particulars of which are set out in the Disclosure Letter) there is not in existence nor has any proposal been announced or commitment given (nor are the Companies under nor will they become under any liability or obligation (whether legally binding or established by custom)) to establish any retirement, death or disability benefit scheme for officers or employees (or any dependant of any of them) of the Companies nor are the Companies under any obligation (whether legally binding or established by custom) to or in respect of any present or former officers or employees (or any dependant of any of them) of any of the Companies with regard to retirement, death or disability benefits pursuant to which the Companies are or may become liable to make payments or contributions and no pension or death or retirement benefit or sickness gratuity or such similar schemes or arrangements is currently being paid or contributed or has been promised by any of the Companies to or in respect of any present or former officer or employee (or any dependant of any of them) of any of the Companies.

19.2  The  Disclosure  Letter  contains a complete and accurate list and summary
      description  of  the  pension  scheme  (the  "Pension   Schemes")  of  the
      Companies.

19.3 The Pension Schemes are exempt approved within the meaning of Part I, Chapter 30 of the Taxes Consolidation Act, 1997 and the Warrantors are not aware of any matter or circumstance which might prejudice such approval.

19.4 (a) There are attached to the disclosure letter particulars of the Pension Schemes being complete copies of the trust deeds relating thereto.

     (b) All contributions and expenses which under the Pension Scheme have become payable up to Completion have been or will be duly and punctually paid.

     (c) Save as disclosed in such written details no power or discretion has been exercised under the Pension Schemes: -

          (i) to augment or provide a benefit which is not otherwise augmented or provided under the Pension Schemes;

          (ii) to pay a contribution thereto which would not otherwise have been paid; or

          (iii)to admit to membership an employee or officer who would not otherwise have been eligible.

     (d) As far as the Warrantors are aware the Pension Schemes have at all times complied and been duly administered in all material respects in accordance with all applicable legislation, regulations and requirements including (without limitation):

          (i) the provisions of the Pensions Act, 1990 (and any regulations made thereunder);

          (ii) the requirements of the retirement benefits district of the revenue commissioners for exempt approval and of the Pensions Board;

          (iii)Article 119 of the Treaty of Rome (and any regulations or directives issued or judgments made thereunder; and

          (iv) the documentation by which it is constituted and governed.

     (e) So far as the Warrantors are aware the relevant Companies have duly complied in all material respects with all its obligations under the Pension Schemes.

     (f) (i) All benefits payable under the Pension Schemes on the death of a member thereof while in an employment to which the Pension Schemes relates (other than a refund of contributions with interest where appropriate) are fully insured under policies effected with a life office authorised under the terms of the European Communities (Life Assurance) Regulations, 1984, to carry on life assurance business in the Republic of Ireland at its normal rates and on its normal terms for persons in good health.

          (ii) So far as the Warrantors are aware all information which has been supplied to any life office which has issued or undertaken to issue policies for the purpose of the Pension Schemes are true and complete.

          (iii)Such policies are enforceable and there are no grounds on which the life office might avoid liability thereunder.

     (g) (i) No actions, suits or claims (other than routine claims or benefits) have been made or are pending in respect of the Pension Schemes by or against the trustees of the Pension Schemes, or any of the Companies or any employer participating in the Pension Schemes.

          (ii) There is no dispute about benefits payable under the Pension Scheme.

          (iii)There are no circumstances which might give rise to any such action, suit, claim or dispute under the Pension Schemes.

20.   SAFETY, HEALTH AND WELFARE AT WORK

20.1 Insofar as the Warrantors are aware the Companies have duly discharged their duties and performed their obligations under, and in compliance with, the Safety in Industry Acts, 1955 and 1980 (the "SIAs") and under the Safety, Health and Welfare at Work Act, 1989 (the "SHW Act") and all regulations, directions, notices and orders made or served thereunder and has complied with any relevant code of practice issued by the National Authority for Occupational Safety and Health established pursuant to the SHW Act.

20.2 Insofar as the Warrantors are aware none of the Companies nor any of the Properties is subject to any investigation or inquiry pursuant to the SIAs or the SHW Act and no direction, notice or order has been served on any of them or any of the Properties pursuant to the SIAs or the SHW Act and no application has been made to court under the SIAs or the SHW Act for an order restricting or prohibiting the use of any of the Properties or any part thereof and no prosecution is threatened or pending in respect of any possible breach of the SIAs or the SHW Act or related regulations.

20.3 None of the Companies is in default in respect of any of its duties or obligations imposed upon it by the Factories Act, 1955, the Office Premises Act, 1958, the Mines and Quarries Act, 1965 or the Dangerous Substances Acts, 1972 to 1979.

21.   ENVIRONMENT

21.1 The following words and expressions shall have the following meanings for the purpose of this paragraph 22 and such other paragraphs in which these words and expressions appear:-

      "Contaminant" shall include any material, substance, chemical, gas, liquid, waste, effluent, pollutant or contaminant which, whether on its own or admixed with another, is identified or defined in or regulated by or pursuant to any Environmental Laws or which upon release into the Environment presents a danger to the Environment or to the health or safety or welfare of any person;

      "Environment shall include (a) any and all buildings, structures, fixtures, fittings, appurtenances, pipes, conduits, valves, tanks, vessels and containers whether above or below ground level, and (b) ambient, air, land surface, sub-surface strata, soil, surface water, ground water, river sediment, marshes, wet lands, flora and fauna;

      "Environmental Laws" shall mean (a) the common law and (b) all laws, by-laws, statutes, regulations, rules, orders, instruments, decrees, directives, decisions, injunctions, rulings and judgments of any government, local government, international, supranational, executive, administrative, judicial or regulatory authority or agency whether of Ireland, the European Union or elsewhere and all approved codes of practice (whether voluntary or compulsory) relating to the protection of the Environment or of human health or safety or welfare or to the manufacture, formulation, processing, treatment, storage, containment, labelling, handling, transportation, distribution, recycling, reuse, release, disposal, removal, remediation, abatement or clean-up of any Contaminant including the provisions of the Public Health (Ireland) Act, 1878, the Fisheries (Consolidation) Act, 1959, the Local Government (Water Pollution) Acts, 1977 and 1990, the European Communities (Waste) Regulations, 1979, the Air Pollution Act, 1987, the European Communities (Environmental Impact Assessment) Regulations, 1989, the Local Government (Planning and Development) Regulations, 1990, The Environmental Protection Agency Act, 1992, and the Waste Management Act, 1996 and any amendment thereto and any and all regulations, orders and notices made or served thereunder or pursuant thereto;

      "Environmental  Licence"  shall  mean  any  permit,   licence,   approval,
      permission, consent or authorisation required by or pursuant to any applicable Environmental Laws; and

      "Environmental Release" shall mean the spilling, leaking, pumping, pouring, emitting, releasing, emptying, discharging, injecting, escaping, leaching, dumping, leaving, discarding or disposing of any Contaminant into or upon the Environment.

21.2 Each of the Companies and each of their respective operations and properties is, and has at all times been, in material compliance with all applicable Environmental Laws and has obtained all requisite Environmental Licences and is, and has at all times been, in compliance with all such Environmental Licences and insofar as the Warrantors are aware there are no circumstances which may give rise to the suspension, cancellation, revocation or non-renewal of any such Environmental Licences, or which may lead to the imposition of any onerous or unusual conditions in respect of any such Environmental Licences whether upon renewal thereof or otherwise.

21.3 Neither the Companies nor any of their present or past operations or properties is the subject of any outstanding or anticipated investigation, inquiry, dispute, claim, demand, action, suit, proceeding, litigation, notice, order, judgment, ruling, decree, citation or award of whatever nature in relation to any Environmental Release or any breach or alleged breach of any Environmental Laws or Environmental Licences and so far as the Warrantors are aware there are no circumstances which may give rise to any of the foregoing

22    Properties

22.1  Title

      22.1.1The Properties comprise all the lands and buildings owned, occupied or used by the Companies or in which any of the Companies have has any interest and Schedule 5 contains full and accurate particulars of the title of the Companies thereto and the description of the Properties contained in Schedule 5 is a sufficiently accurate and complete description of such Properties for the purpose of an assurance, mortgage or charge of the whole thereof.

      22.1.2The replies to the queries raised by BCM Hanby Wallace Solicitors relating to each of the Properties by Matheson Ormsby Prentice Solicitors are true and accurate in all material respects.

22.2 Completeness and Accuracy of Documents and Information Supplied

     All deeds, documents and information supplied for the purpose of deducing title to any of the Properties in connection with this Agreement are true, complete and accurate and none of the Companies or Vendors have since supplying such deeds, documents and information entered into any transaction affecting the title to, or use or value of, any of the Properties. ]

23.  TAXATION

     General

23.1 All Taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the provisions of all applicable legislation relating to Taxation for which any of the Companies is liable as a result of any act or omission prior to Completion will if and insofar as such Taxation or other sums ought to be paid prior to or on Completion have been paid at or before Completion and in particular but without prejudice to the generality of the foregoing at Completion all amounts due for payment to the Revenue Commissioners or any other fiscal or revenue authority in respect of VAT or in respect of the `Pay As You Earn' (PAYE) regulations from time to time in force will have been paid by the relevant due dates and at Completion all Social Welfare and Pay Related Social Insurance contributions (both employer's and employees') due in respect of the employees of any of the Companies will have been duly paid on their due payment dates.

23.2 Insofar as the Warrantors are aware each of the Companies has within the prescribed time periods duly and properly made all returns, computations and payments and given or delivered to the Revenue Commissioners and all other relevant fiscal or revenue authorities all notices, accounts and information required for the purpose of assessing its liability to Taxation and all such returns, notices, accounts and information are complete and correct in all material respects and not misleading and none of the Companies insofar as the Warrantors are aware is and has been or is it likely to become involved in any dispute with the Revenue Commissioners or any other relevant fiscal or revenue authority in relation to any matter concerning its liability or potential liability to Taxation and the Warrantors are not aware of any matter or circumstance which may lead to any such dispute and there is no appeal by any of the Companies pending against any assessment to Taxation.

23.3 Insofar as the Warrantors are aware each of the Companies has properly operated the PAYE system of deduction of and accounting to the Revenue Commissioners for tax chargeable on the remuneration of its employees and has properly operated the Pay Related Social Insurance system and has accounted to the Revenue Commissioners for all deductions made thereunder or provided in full for same in the Accounts and in respect of Green Star Products Limited in the audited accounts of Greenstar Products Limited for the period ended [?].

23.4 Insofar as the Warrantors are aware each Group Company has complied in all material respects with Part 41 of the TCA in relation to the making of returns, payments of preliminary tax and all other requirements therein provided for.

23.5 Insofar as the Warrantors are aware no surcharge for late submission for returns under Section 1084 of the TCA has or will be or become payable by any of the Companies in respect of any period prior to Completion.

23.6 Insofar as the Warrantors are aware no notice of attachment has been served on any of the Companies under Section 1002 (2) (attachment of defaulter's funds) of the TCA.

23.7 Insofar as the Warrantors are aware there is no appeal by any of the Companies pending against any assessment to tax and none of the Companies is in default in payment of any tax within the period prescribed for payment thereof.

23.8 No change of  ownership  of any of the  Companies  within  the  meaning  of
     Section 401 of the TCA has taken place.

23.9 Insofar as the Warrantors are aware the Companies have complied with the requirements of Section 239 (payment made under deduction of tax) of the TCA and with the requirements of all other provisions relating to the deduction and withholding of tax at source up to the date hereof and all such tax which has become due to the Revenue Commissioners has been paid to the Revenue Commissioners.

23.10None of the  Companies  is liable nor has it at any time since the Accounts
     Date insofar as the Warrantors are aware been liable to pay interest on overdue Taxation.

23.11Insofar as the Warrantors are aware no Group Company has committed any act or made any omission which might constitute an offence under Section 1078 or 1079 (aiding, abetting, assisting etc. tax evasion) of the TCA.

     Residence

23.12Each of the Companies is resident in Ireland for the purposes of Taxation and has not been at any time resident in any jurisdiction other than Ireland for Taxation purposes nor has it been at any time managed or controlled in or from any country other than Ireland and none of the Companies has at any time carried on any trade in any other country and no Group Company has any permanent establishment outside of Ireland.

     Capital Gains Tax/Capital Acquisitions Tax

23.13None of the  Companies  has made any  transfer as is referred to in Section
     589 of the TCA or received any asset by way of gift as mentioned in Section 978 of the TCA.

23.14Insofar as the Warrantors are aware none of the Companies has entered into any transaction which has, will or may give rise to a charge to tax under the provisions of the TCA.

23.15is no unsatisfied liability to capital acquisition tax attached or attributable to any shares in the capital of any of the Companies and no shares in the capital of any of the Companies are subject to a charge in favour of the Revenue Commissioners.

23.16Insofar as the Warrantors are aware no person is liable to capital acquisitions tax attributable to the value of any of the shares in the capital of any of the Companies and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge any shares in the capital of any of the Companies or any assets in any of the Companies.

23.17None of the Companies has been party to or involved in any share for share exchange nor any scheme or reconstruction or amalgamation such as are mentioned in Section 583 to 588 (inclusive) or Section 600 (1) to (5) of the TCA or Section 615 of the TCA under which shares or debentures have been issued or any transfer of assets effected.

23.18None of the  Companies  has made any claim  for  "roll-over  relief"  under
     Section 597 of the TCA.

23.19No claim has been made by any of the Companies under Section 1005 of the TCA.

23.20There have been no claims under Section 538(2) (capital losses allowed where no sale) of the TCA.

     Group

23.23None of the Companies has at any time since its incorporation and ending on the date hereof acquired any assets other than trading stock from any company which at the time of the acquisition was a member of the same group (as defined in Section 616 and Section 590 (11) of the TCA).

23.22None of the Companies has and will at any time hereafter in respect of any period up to Completion become liable to make a subvention payment or any other payment for an amount surrendered by any other company under or in connection with the provisions of Section 411 of the TCA.

23.23No allowable loss which has arisen or which may hereafter arise in respect of any period prior to Completion on the disposal by any of the Companies of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of the application of Section 623 (transactions in a group) or Section 622 (dividend stripping) of the TCA.

     Miscellaneous Taxation Issues

23.24None of the Companies has entered into any financing or leasing agreement in which or in connection with which it has indemnified any other person against any claim, loss or other liability arising from any change in taxation legislation or in the interpretation of taxation legislation.

     Capital Allowances/Fixed Assets

23.25 The restrictions on the use of capital allowances for certain leased assets as set out in Section 403 (use of capital allowance against leasing income only) of the TCA do not have application to any transaction entered into by any of the Companies.

23.26 The provisions of Section 317 (capital allowances net of grant) of the TCA do not apply to any expenditure incurred by any of the Companies.

23.27 No asset has been disposed of by any of the Companies to a Connected Person of any Of the Companies or otherwise than at an arm's length.

23.28 On a sale of any machinery and plant at the value thereof shown in the Accounts no balancing charge will be incurred.

23.29 Where fixed assets have been stated in the Accounts or in the case of Greenstar Products Limited the audited accounts of that Company for the period ended 31 December 1999 in excess of their cost any potential liability to Taxation on chargeable gains that would accrue on the sale of these assets at their values stated are either fully provided for or disclosed by way of a note in the Accounts.

23.30 All plant and machinery in respect of which any of the Companies has claimed first-year allowances was acquired for the purposes of that company's trade and belonged to the Company at some time during the chargeable period related to the incurring of the expenditure thereon and no circumstances have arisen which could result in any such allowances previously made being withdrawn.

23.31 Any machinery or plant provided for use for the purposes of the trade of any of the Companies after 1 April 1998 is used wholly and exclusively for the purpose of the trade of each of the Companies.

      Stamp Duty/Capital Duty

23.32 No relief or exemption or reduction has been obtained or claimed by any of the Companies in respect of any capital duty or stamp duty.

23.33 All documents in the possession or under the control of any of the Companies which attract or may attract stamp duty have been properly stamped and all other capital and/or stamp duty howsoever arising or payable has been paid by the relevant company and there is no outstanding liability therefor or interest thereon.

      Vat

23.34 Each of the Companies is a registered and taxable person for the purposes of the VAT Act and has complied in all material respects with such legislation and all regulations made or notices issued thereunder and has maintained full, complete, correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof.

23.35 No arrangement exists or has existed whereby pursuant to Section 8 (8) of the VAT Act and Regulation 5 of the VAT Regulations, 1979 the business activities of any of the Companies are or were deemed to be carried on by any other person or the business activities of any other person are or were deemed to be carried on by any Group Company (membership of a group for VAT purposes).

23.36 None of the Companies has received authorisation under Section 13A VAT Act whereby supply of qualifying goods and qualifying services to, or the intra-community acquisition or importations of qualifying goods by qualifying persons are chargeable at the rate of zero per cent.

23.37

      23.37.1 None of the Companies is in arrears with its payment or returns or notifications under the VAT Act, regulations or notices or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions contained therein.

      23.37.2 None of the Companies has been required by appropriate fiscal authorities to give security under the VAT Act.

      23.37.3 None of the Companies has availed of the procedures in Section 58 of the Finance Act 1989 whereby a trader may account and make returns for VAT purposes other than after each 2(two) monthly taxable period.

      Close Company

23.38 None of the Companies has since the Accounts Date made or paid any dividend or other distribution (other than those for which full reserve or provision was made in the Accounts) or any such loan or advance as is referred to in Section 438 of the TCA.

23.39 None of the Companies has ever incurred any expense or paid any amount in consequence of which any of the Companies has been or could be treated under Section 436 or Section 437 of the TCA as having made a distribution treatment of expenses as dividends.

23.40 There has not been in respect of any accounting period any excess of distribution investment and estate income within the meaning of Section 434 (surcharge on investment income) of the TCA.

      Employee Benefits

23.41 No Group Company has made any payment to or provided any benefit for any officer or employee of any of the Companies which is not allowable as a deduction in calculating the profits of the Companies for Taxation purposes.

23.42

      23.42.1 None of the Companies has paid nor has it agreed to pay remuneration to its officers in excess of such amount as will be deductible in computing the taxable profits of such company.

      23.42.2 None of the Companies has paid nor has it agreed to pay and will not up to Completion pay or agree to pay remuneration or compensation for loss of office or make any gratuitous payment or any other payment in respect of management or other services rendered or to be rendered to such company to any of its present or former officers or employees which will not be deductible in computing the taxable profits of such company.

      23.42.3     None of the  Companies  has within the meaning of Chapter I of
                  Part 18 of the TCA received payment in respect of professional services from an accountable person (withholding tax on professional fees).

23.43 In respect of Section 10 of the Finance Act, 1986 no circumstance exists which would lead the Revenue Commissioners to withdraw approval of the scheme or to contend that any of the Companies is not a qualifying company carrying on a specified trade.

      Distributions

23.44 Save for the BES Scheme in Greenstar Products none of the Companies has repaid share capital or any part thereof and no none of the Companies has issued as paid up otherwise than by the receipt of new consideration any new shares.

23.45 No distribution has been made by any of the Companies since 5 April 1976 within the meaning of Sections 130 to 134 (inclusive) of the TCA except dividends and interest shown in its audited accounts.

23.46 Section 138 (treatment of dividends on certain preference shares) of the TCA does not apply to any dividend paid by any of the Companies in respect of its preference shares.

23.47 None of the Companies has:-

      23.47.1 capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class of description or passed or agreed to pass any resolution to do so; or

      23.47.2 provided capital to any company on terms whereby the company so capitalised has in consideration thereof issued shares, loan stock or other securities where the terms or any such capitalisation were otherwise than by way of a bargain made at arm's length or where the shares, loan stock or other securities acquired are shown in the Accounts at a value in excess of its market value at the time of acquisition.

      Rental/Premium

23.48 None of the Companies has effected or entered into any act transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Sections 98, 99, 100 and 103 (treatment of premiums on rental income) of the TCA.

      Manufacturing Relief

23.49 None of the  Companies  has ever claimed  relief under  Chapter I or II of
      Part 14 (manufacturing relief) of the TCA and the existing operations of the Group Company will continue not to qualify for the relief and there is no dispute with the Inspector of Taxes with regard to this relief.

23.50 None of the Companies has entered into a transaction by virtue of which it will be chargeable under Case IV of Schedule D in accordance with Section 815 of the TCA (taxation of income deemed to arise on sales of certain securities e.g. government/semi-State stock).

23.51 None of the  Companies  is liable to any claim in respect of tax due under
      Section 530 to 531 (inclusive) and Section 904 (tax deductions from payments to subcontractors in the construction industry) of the TCA save in the ordinary course of business.

23.52 The provisions of the Waiver of Certain Tax Interest and Penalties Act, 1993 do not have application to any Group Company or any of its officers.
23.53 None of the Companies has made a relevant investment within the meaning of
      Section 481 and Schedule 32 (22) of the TCA.

23.54 No transaction has or had been effected by any of the Companies within the last 3 (three) years in respect of which any consent or clearance from the Revenue Commissioners or any other taxation authority was required and which consent or clearance (as the case may be) was not obtained.

23.55 None of the Companies has paid any royalties which are exempt in the hands of the recipient from taxation pursuant to Section 234 of the TCA and has not been a party to the payment of any exempt patent royalty dividends under the same section.

24    RECORDS

24.1 All proper and necessary books of account, minute books, registers and records have been maintained by the Companies are in its possession and contain information in accordance with generally accepted principles relating to all transactions to which the Companies have been a party and all such books, registers and records are duly written up to date and do not contain any material inaccuracies.

24.2 All documents relating to the Companies required to be filed with the Registrar of Companies pursuant to the Companies Acts or under any other statute or instrument in force have been duly filed up to date and all statutory records required to be kept by the Company have been properly kept.

24.3 The register of members of each of the Companies accurately and sufficiently records its members from time to time and none of the Companies have not received any notice of any intended application or proceedings to rectify the said register.

24.4 Each of the Companies is in possession of all of its books, records, papers, account ledgers, financial and other records, deeds and documents of title and all other documents which are owned by or which ought to be in its possession.

25.   LICENCES

25.1 All necessary licences, consents, permits and authorisations (public and private) have been obtained by or on behalf of the Companies to enable each of the Companies to properly and effectively carry on their respective business in the places and in the manner in which such business is now carried on.

25.2 All of the licences, consents, permits and authorisations referred to in paragraph 26.1 are valid and subsisting and none of the Companies is in breach of any of the terms or conditions of any such licence, consent, permit or authorisation and so far as the Warrantors are aware there is no reason or circumstance why any of them should be suspended, cancelled or revoked or not renewed on the same or substantially similar terms.

26.   INVESTIGATIONS

      There are not in existence, pending or threatened any investigations, enquiries or disciplinary proceedings by, or on behalf of, any governmental or other body in respect of any of the Companies or its affairs and so far as the Warrantors are aware there are no facts likely to give rise to such investigation, enquiry or proceedings.

27.   LITIGATION AND DISPUTES

27.1 None of the Companies is engaged in any litigation, arbitration, prosecution or other legal, administrative or disciplinary proceedings (whether as plaintiff or defendant or in whatever capacity) or any dispute and has not been served with any notice making it a party to any litigation, arbitration, prosecution or other legal, administrative or disciplinary proceedings or to any dispute save debt collection (not exceeding an aggregate of IR(pound)50,000) by or on behalf of any of the Companies in the ordinary and usual course of its business, and no such litigation, arbitration, prosecution or other legal, administrative or disciplinary proceedings or disputes are threatened or pending either by or against any of the Companies and so far as the Warrantors are aware there are no facts or circumstances which might give rise to any such proceedings or dispute.

27.2 There is no dispute with any revenue insofar as the Warrantors are aware or other official department in Ireland or elsewhere in relation to the affairs of any of the Companies and there are no facts which may give rise to a dispute.

27.3 There are no claims pending or threatened, or capable of arising, against any of the Companies, by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

28.   INSURANCE

      Details of all the policies of insurance held by the Companies are set out in the Disclosure Letter and all such policies of insurance are in full force and effect and so far as the Warrantors are aware there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being or likely to be increased and Completion will not have the affect of terminating, or entitling any insurer to terminate, cover under any such insurance and no claim is outstanding or may be made under any such policy of insurance and there are no circumstances which exist or are likely to give rise to any such claim.

29.   DOCUMENTS STAMPED

      All documents which in any way affect the right, title or interest of any of the Companies in, or to, any of its property, undertaking or assets, or to which any of the Companies is a party, and which attract stamp duty have been duly stamped and such documents which ought to be in the possession of the Companies are in their possession.

30.   COMPANIES ACT 1990

      Investigations

30.1 No application has been made pursuant to Section 7 or Section 8 of the Companies Act, 1990 (the "1990 Act") for the appointment of an inspector to investigate the affairs of any of the Companies and no such application is threatened, anticipated or likely.

30.2 None of the Companies is the subject of or affected by any court order made pursuant to Section 12 of the 1990 Act or otherwise the subject of or affected by any proceedings instituted by or against any person as a result of any investigation of any company's affairs under the 1990 Act.

30.3 None of the Companies is identified or referred to in any inspector's report made pursuant to Section 11 of the 1990 Act.

30.4 No inspector or inspectors has or have been appointed by the Minister for Enterprise, Trade and Employment (the "Minister") under Section 14 of the 1990 Act to investigate the ownership of any of the Companies or such other matters as are provided for in the said Section 14 and no person has been required pursuant to Section 15 of the 1990 Act to give the Minister any information as to the persons interested in shares or debentures of any of the Companies.

30.5 No shares in or debentures of any of the Companies are subject to or have been issued in contravention of any restriction under Section 16 of the 1990 Act and the Companies are not legally or beneficially interested in any shares in or debentures of any company which are the subject of any restriction under or which have been issued in contravention of Section 16 of the 1990 Act.

30.6  No directions have been given to any of the Companies under or pursuant to
      Section 19 of the 1990 Act in relation to the production of documents.

      Disclosure of Interests in Shares

30.7 Any person who is or has at any time been required under Section 53 of the 1990 Act, to notify any of the Companies of its interests in any shares in or debentures of any of the Companies and such other matters provided for therein has duly complied at all times with his obligations under Chapter 1 of Part IV of the 1990 Act.

30.8 The Companies have at all times complied with and continues to comply with its obligations under Section 59 of the 1990 Act. The register referred to in Section 59 has been fully, properly and accurately kept and does not contain any inaccuracies or discrepancies of any kind.

31.   BREACH OF AGREEMENTS OR ARRANGEMENTS

31.1 Insofar as the Warrantors are aware none of the Companies is in breach (whether by commission or omission) of any agreement or contract, to which it is a party and which is material to its business.

31.2 None of the Companies is as far as the Warrantors are aware in default (whether by commission or omission) under any contractual or statutory obligation. which materially adversely affects or may adversely affect the turnover, trading or financial position, prosperity or prospects of any of them.

31.3 In so far as the Warrantors are aware No person with whom any of the Companies have entered into any written agreement is in material default thereunder or has not complied with its obligations as stated therein, being a default or a non-compliance which would have a material adverse effect in the context of the financial or trading position or prospects of the Companies and there are no circumstances likely to give rise to any such default or non-compliance.

32.   SUPPLIERS AND CUSTOMERS

32.1  Save as disclosed no supplier or customer has  accounted  for more than 15
      (fifteen)% of the aggregate amount of all purchases or sales of the Companies in any of the 3(three) financial periods immediately prior to the Accounts Date and since the Accounts Date no supplier or customer has accounted for more than 15 (fifteen)% of the aggregate purchases or sales effected by the Companies or any of them since the Accounts Date.

32.2 No substantial customer or supplier of any of the Companies has during the period commencing 18 (eighteen) months prior to the Accounts Date and ending on the date hereof ceased or indicated an intention to cease trading with or supplying any of the Companies.

32.3 None of the Companies have during the period commencing 18 (eighteen) months prior to the Accounts Date and ending on the date hereof been affected by the loss of any important customer or supplier or by any abnormal fact in relation to a customer or supplier or by any disputed matter which would adversely effect its relationship with any of its customers or suppliers.

33.   COMPETITION LAW

33.1 Insofar as the warrantors are aware none of the Companies is, nor has not been a party to, engaged in, any agreements, decisions, concerted practices, arrangements, understandings or activities which are prohibited or void or in breach of the Competition Act 1991, the Restrictive Practices (Amendment) Act, 1987, the Mergers, Take-Overs and Monopolies (Control) Act, 1978, Articles 81 to 90 (inclusive) of the Treaty of Rome or legislation thereunder or any other competition or anti-trust laws in whatever jurisdiction or which have or which ought reasonably to have been notified to the Competition Authority pursuant to the Competition Act, 1991.

33.2 None of the Companies is the subject of any investigation or threatened litigation by the Minister for Enterprise, Trade and Employment or the Competition Authority pursuant to the Competition Act 1991.

33.3 None of the Companies has committed any abuse, either alone or jointly with any other undertaking, of a dominant position within the European Union or Ireland or a substantial part of the European Union or Ireland.

34.   OUTSTANDING OFFERS

      No offer, tender or the like is outstanding which is capable of being converted into an obligation of any of the Companies by acceptance, or other act, of some other person.

35.   BUSINESS NAMES

      Save as set out in the Disclosure Letter the Companies do not use a name other than its full corporate name for any purpose.

36.   TRANSACTIONS INVOLVING DIRECTORS

      None of the Companies has been a party to any transaction to which any of the provisions of Part III of the Companies Act 1990 may apply.

37.   DATA PROTECTION

37.1 The Companies are not and have never been required to register under the Data Protection, Act, 1988 (the "Data Act") either as a "data controller" or as a "data processor".

37.2 Each of the Companies are as regards all "personal data" (as defined in the Data Act) controlled and/or processed by it complied in all respects with the data protection principles as set out in Section 2 of the Data Act.

37.3 The Data Protection Commissioner has not issued any enforcement notices, information notices or prohibition notices against any of the Companies pursuant to Sections 10, 11 and 12 of the Data Act respectively.

38.   SOFTWARE

38.1 All material software which is used by the Company in connection with its business is either owned outright by the Company (in which case details are set out in the Disclosure Letter together with the terms under which such software was written, commissioned or acquired) or properly licensed (in which case details of the relevant licences are set out in the Disclosure Letter). All licences remain valid and subsisting, are not for a limited duration, are not restricted to the processor on which the software runs and will not be effected by any change in control of the Company consequent on the sale of the Shares.

38.2 Each of the Companies has full and complete copies of all source codes of all material software which it owns. For all software that is licensed to any of the Companies, such Company has satisfactory arrangements for access to the source codes details of which are set out in the Disclosure Letter.

38.3 Each of the Companies is in full compliance with the provisions of all software licence agreements, software support and maintenance agreements and all source code escrow agreements and so far as the Warrantors are aware none of the parties to such agreements is in breach of any of its obligations under those agreements.

                                   SCHEDULE 3


                              Deed of Tax Covenant

THIS DEED OF TAX COVENANT is made on 26th July  2000 BETWEEN

(1) PDQ CONSULTANTS LIMITED of Frances House, P.O. Box 175, Sir William Place, St. Peter Port, Guernsey, Channel Islands;

      SEAMUS CLANCY of 161 Foxrock Park, Foxrock, Dublin 18

      PAUL DEMPSEY of 67 St. Assam's Avenue, Raheny, Dublin 5

      THERMO EUROTECH IRELAND LIMITED of Fitzwilton House, Wilton Place, Dublin
      2

      WILLIAM BODENHAM of  36 Christian Road, Douglas, Isle of Man

      (together the "Covenantors" and each a "Covenantor");

AND

(2) UNITED WASTE IRELAND LIMITED a company incorporated under the laws of Ireland having its registered office at 33 Elm Road, Donnycarney, Dublin 9 (the "Purchaser")

WHEREAS:-

This Deed is entered into pursuant to the provisions of a certain agreement for the sale and purchase of shares of even date herewith made between (1) the Persons named in Schedule 1 Part 1; (2) the persons named in Schedule 1 Part 2;
(3) the Purchaser; and (4) Thermo Terratech Inc.
(the "Agreement").

NOW IT IS HEREBY AGREED as follows:-

1.    Interpretation

      In this Deed:-

      1.1 unless the context otherwise requires or unless otherwise specified all words and expressions defined in the Agreement shall have the same meaning in this Deed and any provisions in the Agreement concerning matters of construction or interpretation shall also apply in this Deed;

      1.2 "Claim For Taxation" means any claim, notice, demand, assessment, letter or other document made or issued or any action taken or omission made by or on behalf of the Revenue Commissioners or the Inland Revenue or any revenue or fiscal authorities, customs and excise authorities or any other statutory or governmental authority, agency, body or official whatsoever in any part of the world whereby any Group Company is or may be placed or sought to be placed under a Liability To Taxation (whether or not it is primarily payable by such Group Company and whether or not such Group Company has or may have any right of reimbursement);

      1.3 "Liability To Taxation" means any liability whatsoever to make a payment of or in respect of Taxation and includes:-

            1.3.1 the loss,  reduction or  non-availability  of any Relief which has been treated as an asset of any Group Company in preparing the Accounts and would otherwise have been available to any Group Company and/or the setting-off of any Relief which has been treated as an asset of any Group Company in preparing the Accounts and would otherwise have been available to any Group Company against any profit, income, gain or receipt or deemed profit, income, gain or receipt; and

            1.3.2 the nullifying,  cancellation, set-off or reduction of a right to repayment of Taxation which has been treated as an asset of any Group Company in preparing the Accounts and would otherwise have been available to any Group Company,

            and  in  each  such  case  the   amount  of  the   Relief  so  lost,
            counteracted, clawed back or set-off or the amount of repayment which would otherwise have been obtained shall be treated as an amount of Taxation for which a liability has arisen and fallen due on the date (in the case of a Liability To Taxation falling within clause 1.3.1 and for 1.3.2) falling ten (10) days after the date when the Covenantors have been notified by the Purchaser or any Group Company that the auditors of the Group Company have certified that the Covenantors have a liability for a specific amount under this Deed;

      1.4 "Relief" means any relief, allowance, exemption, credit, deduction or set-off of whatsoever nature in computing any Liability to Taxation or any credit against Taxation or in computing or against any profit, income, gain or receipt of whatsoever nature howsoever arising;

      1.5 "Revenue Authority" means any tax, revenue or fiscal authority (including the Revenue Commissioners) and any other statutory, governmental, state, provincial or local governmental authority, body, court, tribunal or official whatsoever (whether of Ireland or elsewhere in the world) competent to impose, administer or collect any Taxation or make any decision or ruling on any matter relating to Taxation;

      1.6 "Tax" or "Taxation" means within Ireland, income tax, corporation tax, advance corporation tax, capital gains tax, capital acquisitions tax, inheritance tax, capital transfer tax, deposit interest retention tax, gift tax, value added tax, dividend withholding tax, probate tax, sales tax, customs and other import and export duties, excise tax, wealth tax, property tax, residential property tax, vehicle registration tax, rates, pay-related social insurance pay as you earn tax, withholding tax (whether in respect of any payments or otherwise), and any other taxes, levies, duties, charges, surcharges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them, together with all and any penalties, interest, fines and charges relating to any of them or to any failure to file any return required for the purposes of any of them;

            and outside Ireland, all taxes, levies, duties, charges, surcharges, imposts, and withholdings of any nature whatsoever, including
            (without limitation) taxes on gross or net Profits and taxes on receipts, sales, use, occupation, franchise, value added and personal property, together with all and any penalties, interest, fines and charges relating to any of them or to any failure to file any return required for the purposes of any of them, regardless (in either case) of whether any such taxes, levies, duties, charges, surcharges, imposts, withholdings, penalties, fines and interest are chargeable directly or primarily against or attributable directly or primarily to the Group Companies or any other person and of whether any amount in respect of any of them is recoverable from any other person as mentioned in clause 6 (Recovery from Third Parties);

      1.7 "Transactions" includes (without limitation) any act, failure to act, omission, transaction including (Completion), event, death and/or change of residence;

2     Covenant

      Subject to clause 3 hereof the Covenantors hereby covenant with the Purchaser to pay to the Purchaser (so far as possible by way of repayment of the consideration payable for the Shares under the Agreement) an amount equal to any of the following:

      2.1 any Liability To Taxation in respect of, by reference to or in consequence of:-

            2.1.1 any act, omission,  event or transaction  occurring or entered into on or before the Accounts Date;

            2.1.2 any  income,  profit,  gain  or  receipt  earned,  accrued  or received or deemed to have been earned, accrued or received on or before the Accounts Date; or

            2.1.3 any  dividend or  distribution  paid or made or deemed to have been paid or made on or before the date of this Deed; and

      2.2 all reasonable out-of-pocket legal and accountancy costs and expenses reasonably and properly incurred in relation to any demands, actions, proceedings and claims in respect of any Liability To Taxation in respect of any of the matters referred to in clauses
            2.1.1 to 2.1.3 (inclusive).

3     Limitations and Exclusions

3.1 The covenant given in clause 2 (Covenant) shall not cover any Liability To Taxation of the Group Companies:-

      3.1.1 to the extent that :-

            provision or reserve for such Liability To Tax was made in the Accounts or to the extent that such Taxation was discharged (whether by payment or by the utilisation of any Relief other than a Relief which has been treated as an asset in the Accounts) prior to the Accounts Date and such discharge was reflected in the Accounts;

      3.1.2 to the extent that such Liability To Tax would not have arisen but for a voluntary transaction, act or omission effected by any of the Group Companies at any time after Completion, other than any such transaction, act or omission:-

            (i) carried out or effected in either the ordinary course of trading (as carried on at Completion); or

            (ii) carried out or effected under a legally binding commitment created on or before Completion;

      3.1.3 to the extent that such Liability To Tax arises or is increased as a consequence only of any change in law or practice or the withdrawal of any concession by a Revenue Authority or a change in accounting practice or principles entering into force after Completion with retrospective effect;

      3.1.4 to the extent that such Liability To Tax arises or is increased as a consequence only of any increase in any rate of Taxation entering into force after Completion with retrospective effect;

      3.1.5 to the extent that the Purchaser has made recovery in respect of that Liability To Tax by means of a claim for breach of any warranty contained in the Agreement;

      3.1.6 to the extent that that Liability To Tax would not have arisen or would have been reduced but for a failure or omission on the part of the Purchaser and/or any of the Group Companies after Completion to make any election or claim any Relief, the making or claiming of which was taken into account in computing the provision or reserve for Tax in the Accounts;

      3.1.7 to the extent that that Liability To Tax has been made good by insurers or otherwise compensated for without cost to the Purchaser and/or any of the Group Companies;

      3.1.8 to the extent that that Liability To Tax arises or is increased as a result of any failure by the Purchaser and/or any of the Group Companies to comply with any of the obligations contained in clause 5 (Claims), 7 (Returns), 9 (Obligation to Mitigate), 10 (Group Relief) or 11 (Counter Covenant);

      3.1.9 to the extent that that Liability To Tax arises by reason of a voluntary disclaimer after Completion by any of the Group Companies of the whole or part of any capital allowance to which any of them is entitled or by reason of an amendment to or withdrawal of a claim for capital allowances or by reason of the revocation by any of the Group Companies after Completion of any claim for Relief made by any of them prior to Completion;

      3.1.10to the extent that any Profits to which that Liability To Tax is attributable were not reflected in the Accounts but were actually earned or received by or actually accrued to any of the Group Companies;

      3.1.11to the extent that that Liability To Tax arises as a result of any changes after Completion in the accounting methods or policies of the Purchaser and/or any of the Group Companies; or

      3.1.12to the extent that that Liability To Tax would not have arisen but for a cessation of, or any change in the nature or conduct of, any trade carried on by any of the Group Companies, being a cessation or change occurring on or after Completion.

3.2 The liability of the Covenantors under both this deed and the warranties set out in Schedule 2 to the Agreement in respect of all Liabilities To Tax however and whenever arising shall not exceed in aggregate 50% of the total consideration payable for the Shares under clause 3 of the Agreement.

3.3 This deed shall be subject to the limitations set out at Schedule 9 of the Agreement.

4     Payment

4.1 All sums payable by the Covenantors under this Deed shall be paid free and clear of all deductions and withholdings and free and clear of any set-off or counter claim provided however that if any such deduction or withholding is required by law, the Covenantors shall pay to the relevant party hereto such additional amount as shall be required to ensure that the net amount received by such party shall equal the full amount which that party would have been entitled to receive if no such deduction or withholding had been made.

4.2 If any sum payable by the Covenantors to the Purchaser under this Deed shall be subject to a Liability to Tax in the hands of the Purchaser, the Covenantors shall be under the same obligation to make an increased payment in relation to that Liability to Tax as if the liability was a deduction or withholding required by law.

5     Claims

5.1 If the Purchaser or any of the Group Companies becomes aware of any Claim For Taxation relevant for the purposes of this deed, the Purchaser shall give notice of or shall procure that notice thereof is given as soon as practicable (and in any event, in the case of an assessment to Taxation, within ten (10) Business Days of becoming aware of the same) to the Covenantors in the manner hereinafter provided and (without prejudice to clause 4 (Payment)) as regards any such Claim For Taxation the Purchaser shall itself or shall procure that any of the Group Companies shall at the request of the Covenantors take such action and provide such information and assistance (including, without limitation, access to premises and personnel) as the Covenantors may request in writing to avoid, dispute, resist, appeal, postpone, compromise, settle or defend the Claim For Taxation and any adjudication in respect thereof subject to the Purchaser and/or the relevant Group Company being indemnified to their reasonable satisfaction against all reasonable costs and expenses which may be properly incurred thereby. The Covenantors may request in writing to take on or take over at their own expense the conduct of any proceedings arising in connection with any Claim For Taxation as is mentioned above.

5.2 The Purchaser and each of the Group Companies shall be at liberty without reference to the Covenantors to admit, compromise, settle, discharge or otherwise deal with any Claim For Taxation if the Covenantors upon receiving notice pursuant to clause 5.1 above do not within thirty (30) Business Days make any such request in writing as is mentioned in clause
      5.1 above.

5.3 If the Covenantors make any such request in writing as is referred to in clause 5.1, the Purchaser shall procure that the Covenantors or their duly authorised agents are provided (subject to reasonable notice being given) with all such correspondence and documentation relating to the relevant Claim For Taxation as they may reasonably require.

5.4 For the avoidance of doubt and other than in the circumstances specified in clause 5.2, the Purchaser shall or shall procure that the Group Company shall notify the Covenantors at least five (5) Business Days prior to the compromise or settlement of any Claim For Taxation referred to in clause
      5.1 or prior to agreeing any matter which may affect the outcome of any dispute or negotiation with any Revenue Authority in relation to a Claim For Taxation referred to in clause 5.1.

6     Recovery from Third Parties

6.1 If the Covenantors are due to pay or have paid an amount in respect of Taxation under this deed, and any Group Company is entitled to immediately recover or at some subsequent date becomes entitled to recover (whether by payment, discount, credit, Relief or otherwise) from any person (other than a Group Company but including any Revenue Authority) any sum in respect of the Liability To Tax which has resulted in that payment becoming due from the Covenantors, then the Purchaser shall procure that the Group Company shall notify the Covenantors of this entitlement to recover and shall, if so requested by the Covenantors and subject to the Purchaser and the relevant Group Company being indemnified to their reasonable satisfaction by the Covenantors against all reasonable costs and expenses incurred, take all reasonable actions necessary to enforce that entitlement to recover.

6.2 Where the Covenantors have actually made a payment under this deed in respect of the Liability To Tax referred to in clause 6.1, the Purchaser shall account to the Covenantors for the lower of:-

      6.2.1 the amount paid by the Covenantors under this deed in respect of that Liability To Tax; and

      6.2.2 the sum recovered by the Group Company in respect of the Liability To Tax (including any interest or repayment supplement paid by the Revenue Authority or other person on or in respect of the sum recovered).

7     Returns

7.1   The Covenantors or their duly authorised agent shall:-

      7.1.1 prepare the Tax returns of the Group Companies for all accounting periods ended on or prior to the Accounts Date, to the extent that the same shall not have been prepared before Completion;

      7.1.2 prepare all documentation and deal with all matters relating to the Tax returns of the Group Companies for all accounting periods ended on or prior to the Accounts Date.

7.2   The Purchaser shall procure that the Group Companies shall:-

      7.2.1 afford such reasonable access to their records as is required to enable the Covenantors or their duly authorised agent to prepare the Tax returns and conduct any matters relating thereto in accordance with the Covenantors' rights under this clause 7; and

      7.2.2 cause the Tax returns mentioned in clause 7.1 to be authorised, signed and submitted to the appropriate Revenue Authority without amendment or with such amendments as the Covenantors shall agree and shall give the Covenantors or their agent all such assistance as may be required to agree those returns with the appropriate Revenue Authority.

7.3 Under no circumstances will the Purchaser be obliged to procure that the Group Companies take any such action as is mentioned in clause 7.2 in relation to any Tax return that is not full, true and accurate in all material respects.

8     Over-Provisions and Reliefs

8.1 The Covenantors may request the auditors for the time being of any Group Company to certify that any provision for Tax in the Accounts (excluding any provision for deferred Tax) has proved to be an over-provision, and if the auditors so certify then the amount of such over-provision shall be dealt with in accordance with clause 8.4.

8.2 The Covenantors may request the auditors for the time being of any Group Company to certify that any Liability To Tax which has resulted in a payment having been made or becoming due from the Covenantors under this deed will give rise to a Relief for any Group Company which would not otherwise have arisen, and if the auditors so certify then as and when the liability of any Group Company to make an actual payment of or in respect of Tax is reduced, by reason of that Relief and after taking account of the effect of all other Reliefs that are or become available to the relevant Group Company (including any Relief derived from a subsequent accounting period), from the amount that that liability would have been but for the availability of that Relief, the amount by which that liability is so reduced shall be dealt with in accordance with clause 8.4.

8.3 Where any such certification as is mentioned in clauses 8.1 or 8.2 has been made, the Covenantors or the Purchaser or the relevant Group Company may request the auditors for the time being of the relevant Group Company to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.

8.4 Where it is provided under clause 8.1 or 8.2 that any amount (the "Amount") is to be dealt with in accordance with this clause 8.4:-

      8.4.1 the Amount shall first be set off against any payment then due from the Covenantors under this deed;

      8.4.2 to the extent there is a surplus, a refund shall be made to the Covenantors of any previous payment or payments made by the Covenantors under this deed and not previously refunded under this clause up to the amount of such surplus; and

      8.4.3 to the extent that the surplus referred to in sub-clause 8.4.2 is not exhausted under that paragraph, the remainder of that surplus shall be refunded promptly to the Covenantors.

8.5 If the auditors certify under clause 8.3 that an amount previously certified should be amended, that amended amount shall be used for the purposes of clause 8.4 as the Amount in respect of the certification in question in place of the amount originally certified, and such adjustment payment as may be required by virtue of such usage shall be made as soon as practicable by the Covenantors or (as the case may be) to the Covenantors.

9     Obligation to Mitigate

9.1 If the Covenantors so request in writing, the Purchaser shall procure that the Group Companies take all such steps as the Covenantors may require to:-

      9.1.1 use all such Reliefs arising as a consequence of or by reference to any Transaction occurring (or deemed to occur) on or before Completion or in respect of a period ended on or before Completion as are available to the Group Companies to reduce or eliminate any Liability To Tax in respect of which the Purchaser would have been able to make a claim against any of the Covenantors under this deed (such Reliefs including, without limitation, Reliefs made available to a company by means of a surrender from another company), the said use being to effect the reduction or elimination of any such Liability To Tax to the extent specified by the Covenantors and permitted by law, and to provide to the Covenantors, at the Covenantors' expense, a certificate from the auditors (for the time being) of the Group Company confirming that all such Reliefs have been so used;

      9.1.2 make all such claims, amendments to claims, withdrawals of claims and elections specified by the Covenantors in respect of any accounting period of the Group Companies commencing before Completion as have the effect of reducing or eliminating any such Liability To Tax as is mentioned in clause 9.1.1, provided that no such claims, amendments to claims, withdrawals of claims or elections shall require the Group Companies to use any Relief which arises solely as a consequence of or by reference to a Transaction occurring (or deemed to occur) after Completion or in respect of a period commencing after Completion; and

      9.1.3 allow the Covenantors to reduce or eliminate any Liability To Tax by surrendering, or procuring the surrender by any company other than the Group Companies, of Group Relief or to the Group Companies to the extent permitted by law but without any payment being made in consideration for such surrender.

10    Group Relief

10.1 The Purchaser shall procure that the Group Companies shall surrender to the Covenantors or to any subsidiary specified by the Covenantors (upon receiving a written request from the Covenantors) all such Group Relief as the Covenantors may decide in their sole discretion in respect of any accounting period of the Group Companies ended on or before the Accounts Date.

10.2 The Purchaser agrees that it will, and will procure that the Group Companies will, use all reasonable efforts to procure that full effect is given to the surrenders to be made under clause 10.1 (including submitting all relevant forms) and that such surrenders are allowed in full by any Revenue Authority.

10.3 The Covenantors shall pay to such of the Group Companies as is the surrendering company in respect of a surrender under clause 10.1 or, as the case may be, shall procure that the relevant subsidiary or subsidiaries of the Covenantors shall pay to that surrendering company a sum equal to the amount of corporation tax from which the company that is the claimant company in respect of such surrender has been relieved by virtue of that surrender being validly and effectively made. However, no such payments shall be made if and to the extent that payment in respect of any such surrender has been made on the basis specified in the foregoing provisions of this clause 10.3 on or before the date of this deed. Any sum payable under this clause 10.3 shall be paid on the date on which any corporation tax chargeable on the taxable profits of the company that is the claimant company in respect of the surrender in question for its accounting period to which that surrender relates becomes due and payable (or would have become due and payable had the claimant company incurred any liability to corporation tax in respect of that accounting period).

10.4 If any payment is made in accordance with clauses 10.1, 10.2 and/or 10.3 in respect of any surrender of Group Relief made under clause 10.1 and notwithstanding the surrender, corporation tax is charged (for any reason) in respect of the taxable profits that the relevant surrender was intended to relieve from such tax, the Purchaser shall procure that the relevant Group Company or Companies shall immediately repay to the Covenantors or to the relevant subsidiary or subsidiaries of the Covenantors either such part of that sum as is attributable to the element of the surrender that did not have the effect of relieving from corporation tax the taxable profits intended to be relieved by virtue of that surrender or, as relevant, the sum previously paid in respect of the surrender under this clause 10.

11    Counter Covenant

11.1 The Purchaser, the Group Companies hereby jointly and severally covenant with the Covenantors to pay to the Covenantors an amount equal to any of the following:-

      11.1.1any liability or increased Liability To Tax of the Covenantors or any of their subsidiaries which arises as a result of or by reference to any reduction or disallowance of Group Relief that would otherwise have been available to the Covenantors or the relevant subsidiaries where and to the extent that such reduction or disallowance occurs as a result of or by reference to:-

            (i) any total or partial withdrawal or amendment effected by the Group Companies after Completion of or to any surrender of Group Relief which was submitted to a Revenue Authority on or before Completion in respect of any accounting period ended on or before Completion; or

            (ii) any total or partial amendment to a claim or withdrawal of a claim made by the Group Companies after Completion of any capital allowances available to the Group Companies in respect of any accounting period ended on or before Completion;

      11.1.2any liability or increased Liability To Tax of the Covenantors or any of their subsidiaries which arises to or is imposed upon the Covenantors or any of their subsidiaries where such liability or increased Liability To Tax is directly or primarily chargeable against or attributable to another person, firm or company;

      11.1.3any   out-of-pocket   legal  and   accounting   costs  and  expenses
            reasonably and properly incurred by the Covenantors or any of their subsidiaries in connection with any such Liability to Tax or increased Liability To Tax (or Claim For Taxation) or in taking any action under this clause 11.1.

11.2 If the Covenantors become aware of a Claim For Taxation relevant for the purposes of clause 11.1, the Covenantors shall notify the Purchaser of that Claim For Taxation in writing, and the Covenantors shall or, as the case may be, shall procure that the relevant subsidiary of theirs will (if the Purchaser shall indemnify the Covenantors and/or the relevant subsidiary of theirs to the Covenantors' reasonable satisfaction against all losses, costs, damages and expenses, including interest on overdue
      Tax,  which  may be  incurred  thereby)  take  such  action  and give such information and assistance in connection with the affairs of the Covenantors and/or the relevant subsidiary of theirs as the Purchaser may reasonably and promptly request in writing to avoid, resist, appeal or compromise the Claim For Taxation.

11.3 The Covenantors will be under no obligation to appeal against any assessment to Tax or to procure that any subsidiary of theirs appeals against any assessment to Tax if, following notification to the Purchaser in writing as set out in clause 11.2, the Covenantors or the relevant subsidiary of theirs have not within fifteen (15) Business Days after making such notification received instructions in writing from the Purchaser, in accordance with clause 11.2, to make that appeal.

11.4 The actions which the Purchaser may reasonably request under clause 11.2 shall include (without limitation) the Covenantors and/or the relevant subsidiary of theirs applying to postpone (so far as legally possible) the payment of any Tax and/or allowing the Purchaser to take on or take over at its own expense the conduct of all or any proceedings arising in connection with the Claim For Taxation in question.

11.5 If the Purchaser becomes liable to make any payment under clause 11.1 the due date for the making of that payment shall be the date that is three
      (3) Business Days before the last date on which the Covenantors or, as the case may be, the relevant subsidiary of theirs would have had to have paid to the relevant Revenue Authority the Tax that has given rise to the Purchaser's liability under clause 11.1 in order to avoid incurring a liability to interest or a charge or penalty in respect of that Tax. If any payment required to be made by the Purchaser under clause 11.1 is not made by the due date for the making thereof, then, except to the extent that the Purchaser's liability under clause 11.1 compensates the Covenantors for the late payment by virtue of its extending to interest and penalties, that payment shall carry interest from that due date until the date when the payment is actually made at the rate of two per cent, above the base rate from time to time of Bank of Ireland plc.

11.6 All sums payable by the Purchaser to the Covenantors under this clause 11 shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

11.7 If any deductions and/or withholdings are required by law to be made from any sums mentioned in clause 11.6 the Purchaser shall be obliged to pay to the Covenantors such sum as will, after the deductions and/or withholdings are made, leave the Covenantors with the same amount as they would have been entitled to receive if no such deductions and/or withholdings had been required to be made.

11.8 If any sum payable by the Purchaser to the Covenantors under this clause 11 (other than interest under clause 11.5) shall be subject to a Liability To Tax in the hands of the Covenantors, the Purchaser shall be under the same obligation to make an increased payment in relation to that liability to Tax as if the liability were a deduction or withholding required by law.

12    Liability of Covenantors

      For the avoidance of doubt, the Covenantors will not be jointly and severally liable in respect of any liability to make a payment in accordance with Clause 2 (Covenant). The Covenantors shall only be liable to make any payments in respect of any liability to make a payment in accordance with Clause 2 (Covenant) in the following proportions:-

      Seamus Clancy                             9.6%
      Paul Dempsey                              5.00%
      PDQ Consultants Limited                  19.0%
      Thermo EuroTech Ireland Limited          66.4%

13    Miscellaneous

      The provisions of clause 13 (Waiver, Release and Remedies), 14 (Counterparts), 15 (Assignment), 16 (Notices), 17 (Variation), 18 (Further Assurance and Information), 21 (Severability) and 23 (Governing Law and Jurisdiction) of the Agreement shall apply to this Deed mutatis mutandis.


IN WITNESS whereof this Deed has been duly executed on the date shown at the beginning of this Deed.

SIGNED SEALED AND DELIVERED
by William Bodenham
in the presence of:-
                                             --------------------------------
                                             (Signature)
-------------------------------
Witness
--------------------------------
Address
--------------------------------

--------------------------------
Occupation


SIGNED SEALED AND DELIVERED
by Seamus Clancy
in the presence of:-
                                             --------------------------------
                                             (Signature)
-------------------------------
Witness
--------------------------------
Address
--------------------------------

--------------------------------
Occupation


SIGNED SEALED AND DELIVERED
by Paul Dempsey
in the presence of:-
                                             --------------------------------
                                             (Signature)
-------------------------------
Witness
--------------------------------
Address
--------------------------------

--------------------------------
Occupation


Present when the Common Seal of
THERMO EUROTECH IRELAND LIMITED
was affixed hereto:-
                                             ------------------------------
                                             Director

                                             ------------------------------
                                             Director/Secretary

Present when the Common Seal of
UNITED WASTE IRELAND LIMITED
was affixed hereto:-
                                             ---------------------------------
                                             Director

                                             ---------------------------------
                                             Director/Secretary


Present when the Common Seal of
PDQ CONSULTANTS LIMITED
was affixed hereto:-
                                             ---------------------------------
                                             Director

                                             ---------------------------------
                                             Director/Secretary

                                   SCHEDULE 4

                                    Directors

                         GREEN SUNRISE HOLDINGS LIMITED

Names               Addresses

John Appleton            P.O. Box 2034, 75  Marina Height, New Castle, NH  0385,
                         USA

Helen Bodenham           36 Christian Road, Douglas, Isle of Man

William Bodenham         36 Christian Road, Douglas, Isle of Man

Seamus Clancy            161 Foxrock Park, Dublin 18, Ireland

Daniel O'Sullivan        5 Beaufort Park, Turners Cross, Co. Cork

Robert Dunlap            94 Crest Road, Wellesley, MA 0248204693 USA

Geoffrey Powell          1 Walnut Street, Acton MA 01720, USA

Godfried Stevens         Heinsiuslaan 11, 3818 JE Amersfoort, Netherlands.

Paul Dempsey             67 St. Assams Avenue, Raheny, Dublin 5.


Secretary                Sandra Lambert

Assistant Secretary      Helen Bodenham


                                 GROUP COMPANIES

GREENSTAR PRODUCTS LIMITED              William Bodenham
                                        Helen Bodenham
                                        Fritz Stevens
                                        John Appleton
                                        Seamus Clancy
                                        Leo Donovan
                                        Sandra Lambert as secretary
                                        Helen Bodenham as assistant secretary

GREENSTAR RECYCLING LIMITED             William Bodenham
                                        Helen Bodenham
                                        Fritz Stevens
                                        Leo Donovan
                                        Seamus Clancy
                                        John Appleton
                                        Sandra Lambert as secretary
                                        Helen Bodenham as assistant secretary

PIPE AND DRAIN SERVICES LIMITED         Helen Bodenham
                                        William Bodenham
                                        Padraic Duggan
                                        Fritz Stevens
                                        Dan O Sullivan
                                        Sandra Lambert as secretary
                                        Helen Bodenham as assistant secretary

GREEN SUNRISE INDUSTRIES LIMITED        Helen Bodenham
                                        William Bodenham
                                        Frits Stevens
                                        John Appleton
                                        Seamus Clancy
                                        Sandra Lambert as secretary
                                        Helen Bodenham as assistant secretary

A AUTO ROD LIMITED                      Padraic Duggan
                                        Helen Bodenham
                                        William Bodenham
                                        Frits Stevens
                                        John Appleton
                                        Sandra Lambert as secretary
                                        Helen Bodenham as assistant secretary

DEMPSEY DRUMS LIMITED                   Fritz Stevens
                                        Paul Dempsey
                                        Seamus Clancy


SCAFFCO IPR LIMITED                     Ken Little
                                        Seamus Clancy
                                        William Bodenham

                                   SCHEDULE 5

 Limitation of liability under the Warranties and the Deed of Tax Covenant

1. The Purchaser confirms that it has not relied on any warranty, representation or undertaking of the Vendors (or any of them) or of any other person save for the representations and warranties expressly set out in this Agreement.

1.2 Notwithstanding anything to the contrary contained in clause 7 of this Agreement or the Deed of Tax Covenant, the Warranties and the covenants contained in the Deed of Tax Covenant shall be qualified by the provisions of this Schedule 5.

1.3. The Vendors shall not be liable in respect of any claim or claims under the Warranties or the covenants in the Deed of Tax Covenant to the extent that the matter or matters giving rise to such claim or claims have been disclosed in this Agreement (or arise from implementation of same) or in any of the Schedules to this Agreement or in the Disclosure Letter or attached to the Disclosure Letter.

1.4 The liability of the Vendors in respect of any breach of the Warranties or the covenants contained in the Deed of Tax Covenant shall be limited as follows:-

     1.4.1The aggregate  maximum  liability of the Vendors in respect of any and all claims under the Warranties and under the Deed of Tax Covenant (excluding the Environmental Warranty) shall in no event exceed IR(pound)2 million and the aggregate maximum liability of each Vendor in respect thereof shall not exceed its Relevant Percentage (hereinafter defined) of this amount;

     1.4.2The aggregate  maximum  liability of the Vendors in respect of any and all claims under the Environmental Warranty without prejudice to clause 1.4.1 above shall in no event exceed IR(pound)1 million and the aggregate maximum liability of each Vendor under the Environmental Warranty shall not exceed its Relevant Percentage (hereinafter defined) of this amount;

     1.4.3The Warranties and the covenants contained in the Deed of Tax Covenant are given by each of the Vendors on a several basis and each of the Vendors' maximum liability in respect of the amount of any claim or claims under the Warranties or under the Deed of Tax Covenant shall subject to paragraph 1.4.1 be its Relevant Percentage (hereinafter defined) of the total liability in that respect;

     1.4.4For the  purposes  of  paragraphs  1.4.1 - 1.4.3 the  expression  "its
          Relevant Percentage" shall mean in relation to each Vendor the percentage proportion which those of the shares which it is selling under this Agreement bears to the Shares;

     1.4.5The Vendors shall not be liable in respect of any claim under the Warranties or under the Deed of Tax Covenant unless the loss thereby sustained exceeds IR(pound)20,000.

     1.4.6The Vendors shall not be liable in respect of any and all claims made by the Purchaser under the Warranties or under the Deed of Tax Covenant unless and until the aggregate cumulative loss thereby sustained in respect of any and all such claims (ignoring for these purposes the amounts of any and all claims in respect of which the Vendors do not have any liability pursuant to the provisions of paragraph 1.4.5) exceeds IR(pound)175,000 in which event (subject always to the provisions of this Schedule 5) the Vendors shall be liable for the amount of such loss in excess of IR(pound)100,000.

1.5 No claim under the Warranties or under the Deed of Tax Covenant shall be deemed to have been made unless notice in writing of such claim is served on the Vendors specifying in reasonably sufficient detail the event, matter or default which gives rise to the claim, the breach that results and the amount claimed.

1.6 Subject to paragraph 1.12, any claim in respect of which notice shall have been given in accordance with paragraphs 1.5 and 1.6 above shall if it has not been previously satisfied, settled or withdrawn be deemed to have been irrevocably withdrawn and lapsed unless proceedings in respect of such claim have been issued and served on the Vendors not later than the expiry of the period of 6 (six) months from and including the date of such notice.

1.7

     1.7.1Where the Purchaser and/or any of the Companies is or is likely to be entitled to recover from some other person any sum in respect of any matter giving rise to a claim for breach of the Warranties or under the Deed of Tax Covenant then the Purchaser and/or the Companies shall, prior to making any claim, at the election of the Vendors, either procure that reasonable steps are taken to enforce such recovery or allow the Vendors subject to the prior consent in writing of the Purchaser, such consent not to be unreasonably withheld (using professional advisers nominated by the Vendors) to take on behalf of the Purchaser and/or the Companies such action and institute such proceedings as may be reasonably necessary to enforce such recovery and if any sum is so recovered by, on behalf of or paid to the Purchaser and/or the Companies then the amount otherwise payable by the Vendors in respect of that claim shall be reduced by an amount equal to the sum so recovered (less the Purchaser's and/or the Companies' reasonable costs and expenses of recovering it and any taxation payable by the Purchaser and/or the Companies as a result of its receipt). The Vendors shall fully indemnify the Purchaser and/or the Companies against all reasonable costs and expenses incurred as a result of any action taken by the Purchaser, the Companies or the Vendors, pursuant to this paragraph 1.7.1. For the avoidance of doubt none of the Vendors shall settle or compromise any claim or action or proceedings without first obtaining the prior consent in writing of the Purchaser, (not to be unreasonably withheld).

     1.7.2If subsequent to any payment made by the Vendors in respect of a claim for a breach of any of the Warranties or a claim under the Deed of Tax Covenant any fact, event or matter occurs or comes to the knowledge of any of the parties hereto which would entitle the Purchaser and/or the Companies to recover from some other person in respect of that claim then the Purchaser and/or the Companies shall, at the election of the Vendors, either procure that reasonable steps are taken to enforce such recovery or allow the Vendors subject to the prior consent in writing of the Purchaser (not to be unreasonably withheld) (using professional advisers nominated by the Vendors) to take on behalf of the Purchaser and/or the Companies such action and institute such proceedings as may be reasonably necessary to enforce such recovery and there shall be repaid to the Vendors any amounts so recovered by, on behalf of, or paid to the Purchaser and/or the Companies (less the Purchaser's and/or the Companies reasonable costs and expenses of recovering it and any taxation payable by the Purchaser and/or the Companies as a result of its receipt) or if less the amount of any such payment by the Vendors. The Vendors shall fully indemnify the Purchaser and/or the Companies against all reasonable costs and expenses incurred as a result of any action taken by the Purchaser, the Companies or the Vendors pursuant to this paragraph 1.7.2.

1.8 Without prejudice to the generality of paragraph 1.7 above the provisions of paragraph 1.7 shall apply:-

     1.8.1where the Companies are entitled to recover from their insurers any sum in respect of any matter giving rise to a claim under the Warranties; or

     1.8.2to the extent that the Vendors are liable to the  Purchaser  under the
          Warranties or under the Deed of Tax Covenant by reason of an obligation of the Companies to pay advance corporation tax and the
          Companies   obtain  the  benefit  of  or  reduction  in  liability  to mainstream corporation tax by reason of such payment, then the Purchaser shall procure that the Companies shall make all such claims and elections as will result in such benefit or reduction being obtained as soon as reasonably possible.

1.9 The Vendors (or any of them) shall have no liability (or such liability shall be reduced) in respect of any claim for breach of any of the Warranties or any claim under the Deed of Tax Covenant:-

     1.9.1if and to the extent that allowance, provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Accounts or such liability or matter was specifically referred to in the notes to the Accounts;

     1.9.2if and to the extent that any liability of the Companies included in the Accounts has been discharged or satisfied below the amount attributed to it or included in respect of it in the Accounts;

     1.9.3if and to the extent that any contingency or other matters provided against in the Accounts has been over-provided for;

     1.9.4if and to the extent that such claim occurs or is increased as a result of any change in legislation after the date of this Agreement (or any legislation not in force at the date of this Agreement) which takes effect retrospectively or the withdrawal after the date of this Agreement of any published concession or published general practice previously made by the Revenue Commissioners or other taxing authority (both within and outside Ireland) or occurs as a consequence of a change in the interpretation of the law after the date of this Agreement in any jurisdiction (both within and outside Ireland);

     1.9.5if and to the extent that such claim occurs or is increased as a result of any increase in the rate of taxation in force at the date of this Agreement;

     1.9.6if and to the  extent  that  such  claim  occurs  as a result of or is otherwise attributable to the Purchaser and/or the Companies disclaiming any part of the benefit of capital or other allowances against Taxation claimed or proposed to be claimed on or before the date of this Agreement;

     1.9.7if and to the extent that such claim is attributable to or would not have arisen or would have been reduced or eliminated but for any voluntary act, omission, transaction or arrangement carried out after Completion by the Purchaser, the Companies and/or any subsidiary of the Purchaser and/or any person connected with the Purchaser and/or the Companies otherwise than in the ordinary and usual course of business of the Companies as presently carried on;

     1.9.8if and to the extent that such claim would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Purchaser or the Companies or any subsidiary of the Purchaser or any person connected with the Purchaser or the Companies to make any claim, election, surrender or disclaimer or give any notice of consent or do any other thing under the provisions of any enactment or regulation relating to Taxation after Completion the making, giving or doing of which was taken into account in computing the provision for Taxation in the Accounts;

     1.9.9if and to the extent that such claim relates to or is increased by a claim or liability for Taxation which would not have arisen but for any winding up or cessation after Completion of any trade or business carried on by the Companies;

     1.9.10if and to the extent such claim would not have arisen or would have been reduced or eliminated but for a change of accounting policy or practice of the Companies after Completion;

     1.9.11if and to the extent that the Companies are entitled to claim indemnity against any loss or damage suffered by the Companies arising out of such breach or claim under the terms of any insurance policy of the Companies;

     1.9.12 if and to the extent of the amount by which any asset of the Companies shall have been under-stated in the Accounts;

     1.9.13if and to the extent that it is attributable to any Taxation which has been or is (whether before or after Completion) deferred by virtue of or by reference to any claim, notice or election or other act or event occurring prior to Completion and liability for which was either provided for in the Accounts or in accordance with Statements of Standard Accounting Practice was not so provided, and which either ceases after Completion to be deferred or, in the case only of an amount actually provided for in the Accounts has ceased before Completion to be deferred;

     1.9.14if and to the extent that the claim relates to a claim or liability for Taxation and the Vendors (or any of them) have surrendered or procured the surrender of amounts which have off set such claim or liability or could have done so but for a failure by the Companies to accept such surrender;

     1.9.15if and to the extent of any relief or reduction in Taxation arising by virtue of the loss or damage in respect of which the claim was made;

     1.9.16if and to the extent that such claim has arisen in respect of any act or omission stipulated to be carried out or omitted pursuant to or which is contemplated by the terms of this Agreement; and

     1.9.17if and to the extent that any benefit accrues to the Purchaser and/or the Companies in consequence of the event or breach giving rise to such damages or other amounts.

1.10 In determining the loss sustained for the purposes of the operation of the limits in paragraphs 1.4.4 and 1.4.5, account shall be taken of all amounts, available for set off or otherwise liable to be deducted pursuant to paragraph 1.9.

2

     2.1.1Nothing in this Schedule 5 shall derogate from the Purchaser's obligation to mitigate any loss which it suffers in consequence of a breach of the Warranties.

     2.1.2The Purchaser covenants that it will and will procure that the Companies take all reasonable steps to mitigate any loss or liability in respect of any claim under the Deed of Tax Covenant.

2.2 If in respect of any claim under the Warranties or under the Deed of Tax Covenant, the liability of the Purchaser or the Companies is contingent only, then the Vendors shall not be under any obligation to make any payment to the Purchaser or the Companies until such time as the contingent liability ceases to be contingent and becomes actual

2.3 Neither the Purchaser nor the Companies shall be entitled to recover damages in respect of any claim for breach of the Warranties or in respect of any claim under the Deed of Tax Covenant or otherwise obtain reimbursement or restitution where to do so would involve recovery more than once in respect of the same loss; for the avoidance of doubt any recovery by the Purchaser under the Deed of Tax Covenant shall be deemed, to the extent of that recovery, to be a recovery by all other parties who would otherwise be entitled to such recovery.

2.4 Any amount payable by the Vendors to the Purchaser in satisfaction of any claim made under the Warranties or to the Purchaser and/or the Companies under the Deed of Tax Covenant shall be treated as a reduction of the Consideration to that extent.

2.5 The Purchaser shall upon it or the Companies becoming aware of any matter or event (the "Matter") which gives rise or might give rise to a claim under the Warranties immediately give notice in writing to the Vendors of the Matter.

2.6 The Purchaser shall provide and shall procure that the Companies will provide to the Vendors and their professional advisers reasonable access to premises and personnel of the Purchaser and/or the Companies (as the case may be) and to any relevant assets, documents and records within their power, possession, permission or control for the purpose of investigating the Matter and enabling the Vendors to take such action as referred to in paragraph 2.11 below and shall allow the Vendors and its advisers to take copies of any relevant documents or records and the Purchaser shall furthermore render or cause to be rendered to the Vendors all such assistance as the Vendors and their professional advisers may reasonably require in connection therewith.

2.7 The Warranties and the covenants in the Deed of Tax Covenant are given on the basis of the Companies continuing to carry on business after Completion as a going concern.

2.8 If, subsequent to any payment made by the Vendors in respect of a claim for breach of any of the Warranties or a claim under the Deed of Tax Covenant, any fact, event or matter occurs or comes to the knowledge of the parties hereto which, had it occurred or come to the knowledge of the parties hereto prior to such payment, would have reduced the Vendors' liability in relation to the claim in accordance with paragraph 1.9 the Purchaser shall repay the Vendors which ever is the lessor of the amount so paid to it and/or the Companies and the amount by which the Vendors' liability would have been reduced pursuant to paragraph 1.9.

2.9 In relation only to the conduct of a claim the Purchaser will for a period of 6 (six) years from and including Completion give to the Vendors and their representatives reasonable facilities to inspect all of the books, records and documents relating to the Companies and (at the Vendors' cost) to take copies and extracts from them at all reasonable times and on reasonable advance notice.

2.10 The benefit of the Warranties hereby given by the Vendors may not be assigned in whole or in part by the Purchaser.

2.11

     2.11.1It is agreed between the Vendors and the Purchaser that as regards all accounting periods ended on or before the Accounts Date the Vendors shall subject to 2.11.2 and 2.11.3 below have sole conduct of all tax affairs of the Companies and the Purchaser shall procure that the Companies make such claims or elections and (at the cost of the Vendors) executes such documents and does such things in that regard as the Vendors shall reasonably direct. The Vendors shall consult the Purchaser in relation to all actions taken by it pursuant to the provisions of this paragraph 2.11.

     2.11.2The Purchaser agrees that the Vendors (or such professional advisers as the Vendors may elect) shall have the sole conduct of the preparation and submission to the Revenue Commissioners (or other relevant tax authorities), negotiation, correspondence and agreement of the tax computations and the profits and losses for tax purposes of the Companies for the accounting periods ended on or before the Accounts Date and in respect of which final agreement of the liabilities to Taxation has not been reached with the Revenue Commissioners (or other relevant tax authorities) and shall procure that the Vendors (and their advisers) shall be provided with such information and assistance and access to such documents and records of or relating to the Companies as they may reasonably require in that regard provided that the Vendors shall consult fully and obtain the prior approval of the Purchaser in respect of any matters or submissions contemplated in this Clause 2.11 (such consent not to be unreasonably withheld).

     2.11.3 It is agreed between the Vendors and the Purchaser that:-

          (a) the Vendors shall pay and be liable for all costs and expenses reasonably incurred by the Purchaser or the Companies in complying with the Purchaser's obligations under this paragraph 2.15; and

          (b) the Companies and the Purchaser shall be indemnified and secured to their reasonable satisfaction by the Vendors against all losses (including any additional Taxation) penalties, fines, interest, expenses and damages which may be incurred by the
               Companies as a result of complying with the Purchaser's obligations under this paragraph 2.11.

     2.11.4Any  authorisation,  signature or  submission by the Purchaser or the
          Companies of any returns pursuant to this paragraph and its co-operation generally under this Agreement shall operate without prejudice to any rights of the Purchaser and/or the Companies under any of the Warranties or under the Deed of Tax Covenant.

     2.11.5The  Vendors  shall at all  times  allow  the  Purchaser  and/or  the
          Companies to make reasonable representations to the Vendors in respect of all tax affairs of the Companies for the accounting periods ending on or prior to the Accounts Date and for this purpose the Purchaser shall be provided with copies of any proposed letters and/or submissions to the Revenue Commissioners (or other tax authorities) before despatch and shall be afforded a reasonable opportunity (not in any event to exceed 28 (twenty-eight) days from the date the said letters and/or submissions are sent to the Purchaser) for commenting on all such letters and submissions and the Vendors shall keep the Purchaser fully informed of the progress of all such tax affairs and provide copies to the Purchaser of any other relevant documents and no such representations and/or letters shall be made without the prior consent in writing of the Purchaser (such consent not to be unreasonably withheld).

SIGNED SEALED AND DELIVERED
by PAUL DEMPSEY
in the presence of:-
                                        --------------------------------
                                        (Signature)

-------------------------------
Witness
--------------------------------
Address
--------------------------------

--------------------------------
Occupation




SIGNED SEALED AND DELIVERED
by SEAMUS CLANCY
in the presence of:-
                                        --------------------------------
                                        (Signature)

-------------------------------
Witness
--------------------------------
Address
--------------------------------

--------------------------------
Occupation


Present when the Common Seal of
PDQ CONSULTANTS LIMITED
was affixed hereto:-
                                        -----------------------------
                                        Director

                                        -----------------------------
                                        Director/Secretary



Present when the Common Seal of
THERMO EUROTECH IRELAND
LIMITED was affixed hereto:-

                                        ------------------------------
                                        Director


                                        ------------------------------
                                        Director/Secretary

Present when the Common Seal of
UNITED WASTE IRELAND LIMITED
was affixed hereto:-

                                        ------------------------------
                                        Director


                                        ------------------------------
                                        Director/Secretary




Signed on behalf of THERMO
TERRATECH INC. in the presence of:-








Signed Sealed and Delivered by
WILLIAM BODENHAM
in the presence of:-

                                   ANNEXURE A

                                   ANNEXURE B